UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission Only (as permitted by
      Rule 14a-6(e)(2)
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-12

                               LECROY CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:
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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

         5) Total fee paid:
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         [ ] Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
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         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:
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



                               LECROY CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 26, 2005

                                                        700 Chestnut Ridge Road
                                                 Chestnut Ridge, New York 10977
                                                             September 26, 2005


To the Stockholders of
   LeCroy Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at LeCroy Corporation's executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, on Wednesday, October 26, 2005 at 11:00 a.m., Eastern Time, for the following purposes:

     1. To elect two directors to the Board of Directors of the Company, each to serve for a term of three years;

     2.  To approve amendments to the Company's 1998 Non-Employee Director
         Stock Option Plan to extend the termination date of the plan to October 27, 2010 and to provide for the ability to grant restricted stock awards under the plan;

     3. To approve amendments to the Company's 2003 Stock Incentive Plan to allow for awards based on performance which may then be tax deductible notwithstanding Section 162(m) of the Internal Revenue Code of 1986, as amended, and to increase by 650,000 shares the number of shares of Common Stock reserved for issuance under the plan;

     4. To approve amendments to the Company's Amended and Restated 1995 Employee Stock Purchase Plan to extend the termination date of the plan to November 11, 2011 and to increase by 375,217 shares the number of shares of Common Stock reserved for issuance under the plan;

     5.  To approve the Company's Executive Incentive Plan; and

     6. To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on September 1, 2005 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.



                                          By Order of the Board of Directors,

                                          Scott D. Kantor
                                          Secretary

-------------------------------------------------------------------------------
PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET (INSTRUCTIONS ARE ON YOUR PROXY
CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.
-------------------------------------------------------------------------------

                               LECROY CORPORATION

                                -----------------

                                 PROXY STATEMENT

SOLICITATION BY BOARD OF DIRECTORS

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation ("LeCroy," "Company," "we," "our" or "us") in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on October 26, 2005 at 11:00 a.m., Eastern Time, at our executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and at any adjournment or postponement thereof.

RECORD DATE

     The close of business on September 1, 2005 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION OF PROXIES AND MAILING DATE

     This Proxy Statement and proxies for use at the Annual Meeting will be mailed to stockholders on or about September 26, 2005, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by our officers, directors or regular employees, who will not receive any additional compensation for such solicitation activities. We may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including the cost of preparing, assembling and mailing proxy materials, will be borne by LeCroy. Our Annual Report for the fiscal year ended June 30, 2005, containing our audited financial statements and the notes thereto, is being mailed to stockholders concurrently with this Proxy Statement.

SHARES OUTSTANDING

     As of the close of business on September 1, 2005, we had outstanding 12,658,150 shares of Common Stock, $.01 par value. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

VOTING RIGHTS

      The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes on any proposals at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors, the amendments to the 1998 Non-Employee Director Stock Option Plan, the amendments to the 2003 Stock Incentive Plan, the amendments to the Amended and Restated 1995 Employee Stock Purchase Plan, and the adoption of the Executive Incentive Plan.

VOTES REQUIRED

      The affirmative vote of the holders of a plurality of the shares of stock present or represented and actually voted at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of stock present or represented and actually voted at the Annual Meeting is required to approve (i) the amendments to the 1998 Non-Employee Director Stock Option Plan, (ii) the amendments to the 2003 Stock Incentive Plan, (iii) the amendments to the Amended and Restated 1995 Employee Stock Purchase Plan and (iv) the adoption of the Executive Incentive Plan.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED ALL OF THE MATTERS SUBMITTED TO STOCKHOLDERS IN THIS PROXY STATEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH MATTER.

REVOKING A PROXY

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

VOTING OF PROXIES

     Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specific instructions are given, your shares will be voted for proposals 1, 2, 3, 4 and 5 as set forth in the accompanying Notice of the Annual Meeting of Stockholders, and in accordance with the best judgment of the named proxies on any other matters that may properly come before the Annual Meeting.

     The Board of Directors knows of no matters, other than proposals 1, 2, 3, 4 and 5, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 31, 2005 by (i) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer described in the section of this Proxy Statement captioned "Executive Compensation and Other Information," and (iv) all directors and executive officers of LeCroy as a group.

     Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 31, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 12,650,109 shares outstanding as of July 31, 2005. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

                                                                                        AMOUNT &
                                                                                       NATURE OF     PERCENT
                                                                                       BENEFICIAL       OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNERSHIP      CLASS
--------------    ------------------------------------                                 -----------  ---------
Common            The TCW Group, Inc. and its direct and indirect subsidiaries (1)...    1,166,760     9.2
                     865 South Figueroa Street, Suite 1800
                     Los Angeles, California 90017
Common            Kopp Investment Advisors, LLC and certain affiliates.............      1,089,137     8.6
                     LeRoy C. Kopp (2)
                     7701 France Avenue South, Suite 500
                     Edina, Minnesota 55435
Common            Barclay's Global Investors, N.A. (3)..............................       916,153     7.2
                     45 Fremont Street
                     San Francisco, California 94105
Common            State Street Research & Management Company (4)....................       882,090     7.0
                     One Financial Center
                     Boston, Massachusetts 02111
Common            Royce & Associates, LLC (5).......................................       747,900     5.9
                     1414 Avenue of the Americas
                     New York, NY 10019
Common            Thomas H. Reslewic (6)............................................       443,602     3.4
Common            Walter O. LeCroy, Jr. (7)..........................................      369,095     2.9


                                       3




Common            R. Scott Bausback (8).............................................       182,946     1.4
Common            David C. Graef (9)................................................       119,520      *
Common            Carmine Napolitano (10)...........................................        88,657      *
Common            Scott D. Kantor (11)..............................................        75,507      *
Common            Robert E. Anderson (12)...........................................        61,070      *
Common            Charles A. Dickinson (13) ........................................        56,454      *
Common            Allyn C. Woodward, Jr. (14).......................................        55,716      *
Common            William G. Scheerer (15)..........................................        51,101      *
Common            Norman R. Robertson (16)..........................................        13,665      *
                  All executive officers and directors as a group (14 persons)(17)..     1,664,969     12.3
--------

     *Denotes less than 1% of the outstanding Common Stock

(1) Based on information contained in Amendment No. 8 to a Schedule 13G filed with the SEC on February 14, 2005. Includes 1,166,760 shares held by The TCW Group, Inc. and its direct and indirect subsidiaries, Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company. The TCW Group, Inc. and its direct and indirect subsidiaries exercise shared voting power over 1,058,054 shares and shared dispositive power over 1,166,760 shares. The ultimate parent company of The TCW Group, Inc. is Societe Generale, S.A., a French corporation. Societe Generale, S.A., its executive officers and directors, and its direct and indirect subsidiaries may beneficially own some of our shares (other than shares held by The TCW Group, Inc. and its direct and indirect subsidiaries) and such shares are not included herein. The TCW Group, Inc. disclaims beneficial ownership of any shares beneficially owned by Societe Generale, S.A. and any of Societe Generale S.A.'s other business units. Societe Generale, S.A. disclaims beneficial ownership of shares beneficially owned by The TCW Group, Inc.

(2) Based on information contained in Amendment No. 12 to a Schedule 13G filed with the SEC on January 24, 2005. Includes 1,087,737 shares beneficially owned by LeRoy C. Kopp, Kopp Investment Advisors, LLC, Kopp Holding Company and Kopp Holding Company, LLC, and 1,400 shares held by LeRoy C. Kopp. Mr. Kopp holds a controlling interest in Kopp Holding Company, which in turn controls Kopp Holding Company, LLC. Kopp Investment Advisors, LLC is a wholly-owned subsidiary of Kopp Holding Company, LLC. Kopp Investment Advisors, LLC has sole voting power over 988,037 shares, sole dispositive power over 600,000 shares and shared dispositive power over 487,737 shares. Mr. Kopp is the Chief Executive Officer of Kopp Investment Advisors, LLC. Mr. Kopp exercises sole voting and dispositive powers over the 1,400 shares held by him.

(3) Based on information contained in June 30, 2005 Form 13-F report of investment discretion, and telephone confirmation on September 26, 2005 of beneficial ownership.

(4) Based on information contained in Amendment No. 3 to a Schedule 13G filed with the SEC on January 27, 2005. Includes 882,090 shares owned of record by certain mutual funds and/or institutional accounts managed by State Street Research & Management Company as investment advisor. State Street Research & Management Company disclaims any beneficial interest in such shares.

(5) Based on information contained in Amendment No. 2 to a Schedule 13G filed with the SEC on January 31, 2005.


(6) Includes 261,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(7) Excludes 4,183 shares of Common Stock held in certain trusts for the benefit of Mr. LeCroy's family, of which shares Mr. LeCroy disclaims beneficial ownership.

(8) Includes 112,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(9) Includes 81,825 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(10) Includes 30,823 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(11) Includes 39,618 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

                                       4

(12) Includes 55,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(13) Includes 55,954 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(14) Includes 55,716 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(15) Includes 200 shares held jointly by Mr. Scheerer and his spouse and 50,901 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(16) Includes 13,665 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.

(17) Includes 854,666 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2005.


               PROPOSAL NO. 1 -- ELECTION OF A CLASS OF DIRECTORS

     We have a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of our directors are listed below with their principal occupations for the last five years.

     At the Annual Meeting, two directors are to be elected in Class I, to hold office for three years or until their respective successors are elected and qualified. All of the nominees are members of the present Board of Directors. The remaining directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below, except where authority has been withheld.

     Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Nominating/Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LECROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following sets forth certain information with respect to the nominees and those continuing directors of LeCroy whose terms expire at the Annual Meetings of Stockholders in 2006 and 2007.

                                                  NOMINEES FOR ELECTION AS
                                                      CLASS I DIRECTORS
                                               FOR A THREE YEAR TERM EXPIRING
                                                 AT THE 2008 ANNUAL MEETING

NAME OF DIRECTOR                   AGE   POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
----------------                   ----  ----------------------------------------------------------------------
Charles A. Dickinson (1)           81    Mr. Dickinson joined our Board of Directors in May 1998 and became
                                         Chairman of the Board of Directors in February 1999. Mr. Dickinson is
                                         retired. Mr. Dickinson also serves as a director of JMAR
                                         Technologies, Inc., Aavid Thermal Technology, Inc. and two privately held corporations.

Norman R. Robertson (2) (3)        57    Mr. Robertson joined our Board of Directors in May 2004 and is the designated Audit Committee financial expert. Mr. Robertson has been the Senior Vice President, Finance and Administration, and Chief
                                         Financial Officer of Progress Software Corporation for the last five years. Massachusetts-based Progress Software Corporation supplies technologies for the development, deployment, integration and management of business applications.


--------

(See legend on following page)


                                        6

                                                    CLASS III DIRECTORS
                                           CONTINUING IN OFFICE WHOSE TERM EXPIRES
                                                 AT THE 2007 ANNUAL MEETING
NAME OF DIRECTOR                  AGE   POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
----------------                  ----  ----------------------------------------------------------------------
Walter O. LeCroy, Jr.             70    Mr. LeCroy, who founded our Company, has been a member of our Board of Directors since 1964 and has served as Honorary Chairman of the
                                        Board since February 1999. Mr. LeCroy previously served as the
                                        Chairman of the Board from our founding to January 1999. Mr. LeCroy is also a director of Butler International, Inc. and Parrot
                                        Digigraphic, Ltd.

Robert E. Anderson (2) (3)        64    Mr. Anderson joined our Board of Directors in July 1995 and has been
                                        President of Omniken Inc., a private consulting firm, since September
                                        1993. Mr. Anderson is also a director of several private companies.

Thomas H. Reslewic                46    Mr. Reslewic was named to our Board of Directors in January 2002. Mr.
                                        Reslewic joined us in 1990 and has served as President and Chief
                                        Executive Officer since January 2002. Mr. Reslewic previously served as President from October 2000 until December 2001, and Executive
                                        Vice President and Chief Operating Officer from February 1998 until
                                        October 2000.

                                                     CLASS II DIRECTORS
                                           CONTINUING IN OFFICE WHOSE TERM EXPIRES
                                                 AT THE 2006 ANNUAL MEETING

NAME OF DIRECTOR                  AGE   POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
----------------                  ----  ----------------------------------------------------------------------
William G. Scheerer (1) (3)       67    Mr. Scheerer joined our Board of Directors in July 1995. He has worked as a management consultant since January 2004. He was
                                        President of Performance Quest LLC, a private consulting company, from January 1997 until December 31, 2003. Mr. Scheerer was Vice
                                        President of Kalman Saffran Associates, Inc., a high technology research and development contract company, from March 1997 to January
                                        2001.


Allyn C. Woodward, Jr.            64    Mr. Woodward joined our Board of Directors in June 1998 and has been
 (1) (2)                                Vice Chairman of Adams, Harkness & Hill, Inc., an institutional research, brokerage and investment-banking firm, for the last five years. Mr. Woodward serves as a director of several private companies, and is an Overseer of and member of the Finance Committee of the Newton Wellesley Hospital and a director of the New England
                                        High Tech Charity Foundation.

---

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating/Governance Committee.

CORPORATE GOVERNANCE

      We are committed to good business practices and transparency in financial reporting and have long believed that good corporate governance is important to ensure that LeCroy is managed for the long-term benefit of its stockholders. To that end, over the past two years, we have implemented a number of practices and procedures to strengthen our corporate governance practices, including the following:

    o adopting Corporate Governance Guidelines;
    o amending the charters for our Audit, Compensation and Nominating/Governance Committees;
    o taking steps to ensure that a majority of the members of our Board of Directors and all of the members of all of the committees of our Board of Directors are independent under Nasdaq listing requirements and SEC rules;
    o requiring that the independent members of our Board of Directors meet at least twice annually at regularly scheduled executive sessions at which only they are present;
    o electing a new independent director in 2004 who qualifies as an audit committee financial expert under SEC rules;
    o revising our code of ethics entitled "Revised Principles of Business Conduct Policy," which applies to our officers, directors and employees;
    o supporting our Audit Committee in establishing a policy and procedure to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit matters, including a toll-free hotline; and
    o ensuring that we comply with and operate in a manner consistent with recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for directors and executive officers.

      We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS

Attendance at Board and Committee Meetings

      During fiscal 2005, the Board of Directors held thirteen meetings. During the fiscal year, each director attended more than 75% of the total number of meetings of the Board of Directors and the total number of meetings of its committees of which he was a member. Because of the historically very limited stockholder attendance at our annual stockholders' meetings, it is our policy that directors are not required to attend annual meetings. If a specific issue of likely interest to stockholders arises, directors may be required to attend the annual meeting. One of the then-serving directors attended the 2004 Annual Meeting.

Committees of the Board

      The Board of Directors has a Compensation Committee, Audit Committee and Nominating/Governance Committee. The Board of Directors has determined that all committee members are "independent" under the Nasdaq listing standards. The members and responsibilities of these committees of the Board of Directors are described as follows:

Compensation Committee

      The Compensation Committee consists of Messrs. Charles A. Dickinson, William G. Scheerer and Allyn C. Woodward, Jr. (Chairperson). The principal functions of the Compensation Committee are to review our executive compensation and benefit policies and to administer our stock incentive plans. The Compensation Committee met five times during fiscal 2005. A copy of the Compensation Committee Charter was included as an appendix to our 2004 Proxy Statement, which is available on our website (www.lecroy.com) through a link to our SEC filings.

Audit Committee

      The Audit Committee consists of Messrs. Robert E. Anderson (Chairperson), Norman R. Robertson and Allyn C. Woodward, Jr. The Board of Directors has determined that Mr. Robertson is an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Robertson joined our Board of Directors in May 2004. Mr. Robertson has been the Chief Financial Officer of Progress Software Corporation since May 1996 and holds a Bachelor of Business Administration from the University of Massachusetts and a Master of Business Administration from Boston University. The principal functions of the Audit Committee are to review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees and to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of our financial statements and financial reporting process; our systems of internal accounting and financial controls; our independent registered public accounting firm's qualifications and independence; and our compliance with ethics policies and legal and regulatory requirements. The Audit Committee met nine times during fiscal 2005. For a description of the Audit Committee's findings, see "Audit Committee Report" on page 31. The Audit Committee is governed by a charter approved by the Board of Directors. A copy of the Restated Audit Committee Charter was included as an appendix to our 2004 Proxy Statement, which is available on our website (www.lecroy.com) through a link to our SEC filings.

Nominating/Governance Committee

     The Nominating/Governance Committee consists of Messrs. Robert E. Anderson, William G. Scheerer (Chairperson), and Allyn C. Woodward, Jr. The primary responsibility of the Nominating/Governance Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we have and follow appropriate governance standards. The principal functions of the Nominating/Governance Committee are to: evaluate the size and composition of our Board of Directors and its committees; establish the criteria for Board membership; identify, evaluate and recommend to our Board of Directors candidates for nomination and election as members of our Board of Directors; identify and recommend Board members qualified to fill vacancies on any committee of the Board of Directors; consider the performance of each director before recommending to the Board his or her nomination for an additional term as director; recommend to the Board of Directors any changes to the Company's Corporate Governance Guidelines; and monitor and make recommendations to the Board of Directors on matters relating to corporate governance. The Nominating/Governance Committee met twice during fiscal 2005. A copy of our Amended and Restated Nominating/Governance Committee Charter is set forth as Appendix A hereto.

     The Nominating/Governance Committee considers recommendations for Board of Director nominations from many sources, including stockholders. If a stockholder would like to bring such a recommendation to the Nominating/Governance Committee's attention, he or she should follow the submission procedures set forth under the Section entitled "Procedures for Submitting Director Recommendations" on page 34 of this Proxy Statement. There is no difference in the manner in which the Nominating/Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder, other party or executive search firm.

     The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including any qualifications required by applicable laws, rules, regulations and listing standards. In addition, the Committee considers factors such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board. However, the Committee retains the right to modify these factors from time to time. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company's directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology. However, the Committee retains the right to modify these qualities from time to time.

     The Nominating/Governance Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors' overall service to the Company during their terms. In the case of new director candidates, the Nominating/Governance Committee uses its network of contacts to compile a list of possible candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating/Governance Committee first determines whether the new director candidates meet all requirements of applicable laws, rules, regulations and listing standards. The committee then meets to discuss and consider such candidates' qualifications and then chooses a candidate or candidates to recommend to the Board of Directors.

Compensation of Directors

     For fiscal year 2005, the Chairperson of our Board of Directors received an annual retainer of $25,000 payable in quarterly installments. The other non-employee directors each received an annual retainer of $15,000 payable in quarterly installments. The Chairpersons of the Compensation Committee, Audit Committee and Nominating/Governance Committee were paid an additional annual retainer of $7,000 payable in quarterly installments. All non-employee members of the Board of Directors received a meeting fee of $1,500 for attendance at each meeting of the Board of Directors or a committee of the Board of Directors.

     In fiscal year 2006, the Chairperson of our Board of Directors will receive an annual retainer of $35,000 payable in quarterly installments. The other non-employee directors will each receive an annual retainer of $20,000 payable in quarterly installments. The Chairpersons of the Compensation Committee and Audit Committee will be paid an additional annual retainer of $10,000 payable in quarterly installments; and the Chairperson of the Nominating/Governance Committee will be paid an additional annual retainer of $5,000 payable in quarterly installments. All non-employee members of the Board of Directors will continue to receive a meeting fee of $1,500 for attendance at each meeting of the Board of Directors or a committee of the Board of Directors.

     Under our 1998 Non-Employee Director Stock Option Plan as currently in effect, any newly elected or appointed non-employee director receives an option to purchase 15,000 shares of Common Stock, at a price equal to the fair market value on the date of grant, upon his or her initial election or appointment to the Board of Directors. These shares vest ratably on a monthly basis over 36 months. In fiscal 2005, each director received an annual option grant of 7,000 shares at a price equal to the fair market value on the date of grant. These options were granted on the date of the Company's 2004 Annual Meeting of Stockholders, vested immediately and expire ten years from the date of grant.

     Beginning in fiscal year 2006, assuming approval by the stockholders of the amendments to the 1998 Non-Employee Director Stock Option Plan set forth in Proposal No. 2, each newly elected or appointed non-employee director will receive an option to purchase 15,000 shares of Common Stock at a price equal to the fair market value on the date of grant as before, and each director will receive annual grants of 5,000 shares of Common Stock subject to any resale and transfer restrictions established by the Board of Directors ("Restricted Common Stock"). These shares of Restricted Common Stock will be granted annually on the date of the Company's Annual Meeting of Stockholders and will vest immediately.

     No executive officer of LeCroy receives any additional compensation for serving as a member of the Board of Directors, except for reimbursement of expenses incurred in meeting their obligations as Directors.


                   PROPOSAL NO. 2 - APPROVAL OF AMENDMENTS TO
                THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On September 13, 2005, the Board of Directors voted to approve, subject to stockholder approval, amendments to the Company's 1998 Non-Employee Director Stock Option Plan (the "Director Plan") to extend the termination date of the Director Plan to October 27, 2010 and to provide for the ability to grant restricted stock awards under the Director Plan. These amendments will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve the proposed amendments to the Director Plan.

     The purpose of the Director Plan is to promote the best interests of the Company and its stockholders by providing a compensation arrangement that will help to attract and retain non-employee directors whose services are considered essential to the Company's continued progress by providing them with long-term financial incentives to increase the value of the Company. The Company is amending the Director Plan to provide the Board with the flexibility to issue restricted stock awards as an alternative to stock options.

PRINCIPAL FEATURES OF THE DIRECTOR PLAN

     The full text of the Director Plan, including the proposed amendments, is set forth as Appendix B hereto, and readers are urged to refer to it for a complete description of the Director Plan. The following summary of the principal features of the Director Plan is qualified entirely by such reference.

     The Director Plan provides for the grant of nonqualified stock options and, assuming stockholder approval of this Proposal No. 2, restricted stock awards to directors of the Company who are not employees of the Company. Currently, five directors are eligible to participate in the Director Plan. A total of 500,000 shares of common stock are reserved for issuance under the Director Plan, of which no more than 100,000 may be in the form of Restricted Common Stock (as opposed to options). The Director Plan is supervised and administered by the Company's Board of Directors.

     Under the Director Plan as currently in effect, newly-elected non-employee directors each receive an initial option grant of 15,000 shares, which vests ratably on a monthly basis over 36 months. Additionally, on or about the date of the Company's Annual Meeting of Stockholders, such director receives an annual option grant of 7,000 shares, which vests immediately. Assuming stockholder approval of the proposed amendments to the Director Plan, newly elected or appointed non-employee directors will each receive either an initial grant of an option on 15,000 shares in the form previously described, or an award of 10,000 shares of Restricted Common Stock, as determined by the Board in its discretion. Additionally, each non-employee director will receive an annual grant of 5,000 shares of Restricted Common Stock in lieu of any grant of options.

     Stock options issued under the Director Plan may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which it is exercised. No stock option can be exercised after the expiration of seven years (prior to these proposed amendments, the expiration period was ten years and all options outstanding prior to these proposed amendments will have an expiration period of ten years from the initial date of grant.) from the date the option was granted. Options are exercisable to the extent vested while the optionee is serving as a director of the Company. After an optionee ceases to serve as a director, options are exercisable to the extent vested on the date the optionee ceases to serve as a director of the Company until the earlier of the expiration date of the option and seven years from the date the option was granted. The exercise price of a stock option is the fair market value of the Common Stock on the date of grant. Shares of Common Stock subject to restricted stock awards may be issued for such consideration (which may consist wholly of services), and subject to such vesting and other conditions, as the Board may determine.

     Stock options granted under the Director Plan are, by their terms, not transferable by the holder otherwise than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the holder only by him or her. Stock options, or any interest therein, may not be transferred, assigned, pledged or hypothecated by the holder during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     The effective date of the Director Plan was October 28, 1998. Assuming stockholder approval of the proposed amendments to the Director Plan, the Director Plan shall terminate on October 27, 2010, unless earlier terminated by the Board of Directors or the Compensation Committee. No stock options or restricted stock awards shall be granted after the date on which the Director Plan terminates. The applicable terms of the Director Plan, and any terms and conditions applicable to the stock options or restricted stock awards granted prior to such date, shall survive the termination of the Director Plan and continue to apply to such stock options or restricted stock awards, as the case may be.

     The Board of Directors has the right to amend, modify, suspend or terminate the Director Plan at any time for any purpose; provided, that, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board of Directors or the Compensation Committee shall make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the Director Plan) and kind of shares to be issued under the Director Plan and the shares covered by and the exercise price of any stock option.

FEDERAL INCOME TAX CONSEQUENCES

     The description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Stock Options. All options to be granted under the Director Plan are nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Furthermore, under current guidance issued by the Internal Revenue Service (the "IRS"), the Company has determined that it is unlikely that any stock option granted under the Director Plan would be considered, under Section 409A of the Internal Revenue Code, as a deferred compensation arrangement to which such section would apply. Where Section 409A does not apply, the grant of a stock option does not result in taxable income to the recipient. Rather, upon the exercise of an option, the recipient generally recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. If the Company complies with applicable reporting requirements, the Company is permitted a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise of a stock option. The non-employee director recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

     Restricted Stock. A non-employee director who is awarded stock under the Director Plan will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock remain subject to restrictions (that is, the stock is nontransferable and subject to a substantial risk of forfeiture). However, the non-employee director may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the non-employee director does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be taxed as compensation income. If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and generally at the same time as the non-employee director recognizes ordinary income.

     NEW PLAN BENEFITS

      The following table sets forth the benefits, in the form of stock options, that were received under the Director Plan during the fiscal year ended June 30, 2005 by each of the nominees for election as a director and all directors of the Company who are not executive officers of the Company as a group.

-------------------------------------------------------------------------------
                      THE 1998 NON-EMPLOYEE DIRECTORS PLAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
DIRECTORS                                           NUMBER OF SHARES
-------------------------------------------------------------------------------
Charles A. Dickinson                                    7,000
-------------------------------------------------------------------------------
Norman A. Robertson                                     7,000
-------------------------------------------------------------------------------
All current directors who are
not executive officers as a group                      35,000
-------------------------------------------------------------------------------

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1998 NON-EMPLOYEE DIRECTOR PLAN.



                   PROPOSAL NO. 3 - APPROVAL OF AMENDMENTS TO
                          THE 2003 STOCK INCENTIVE PLAN

      On September 13, 2005, the Board of Directors voted to approve, subject to stockholder approval, amendments to the Company's 2003 Stock Incentive Plan (the "2003 Plan") to allow for awards under the 2003 Plan based on performance criteria which awards may then qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code and to increase from 910,167 to up to 1,560,167 shares the number of shares of Common Stock reserved for issuance under the 2003 Plan. These amendments will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve the proposed amendments to the 2003 Plan.

     The purpose of the 2003 Plan is to promote the best interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain employees and consultants of exceptional ability, upon whose judgment, initiative and efforts our financial success and growth of the business largely depend, and to provide a means to encourage stock ownership and a proprietary interest in LeCroy.

     The Board believes it is advantageous to amend the 2003 Plan so that more of the awards under the 2003 Plan may qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction in excess of $1 million for compensation paid to designated executives, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance-based" within the meaning of Section 162(m). Amending the 2003 Plan to incorporate additional provisions regarding performance-based awards would enhance the Compensation Committee's ability to use awards under the 2003 Plan consistent with its compensation philosophy and strategy as expressed in its Report below potentially at less cost (i.e., net of tax benefit) to the Company.

PRINCIPAL FEATURES OF THE 2003 PLAN

     The full text of the 2003 Plan, as proposed to be amended, is set forth as Appendix C hereto, and readers are urged to refer to it for a complete description of the 2003 Plan. The following summary of the principal features of the 2003 Plan, as proposed to be amended, is qualified entirely by such reference.

     The 2003 Plan provides for the grant of incentive stock options, nonqualified stock options and restricted stock awards to employees (including officers and employee directors) and consultants of the Company or any subsidiary of the Company. All employees of the Company are eligible to participate in the 2003 Plan, including the Company's officers. The aggregate number of shares of Common Stock that may be issued or transferred pursuant to options or restricted stock awards under the 2003 Plan shall not exceed 1,560,167 shares (assuming approval of these amendments). In applying this limit, each share issued as a restricted stock award and all awards other than Options granted after September 13, 2005 will consume 1.7 shares of the total number of shares available for issuance under the Plan. No more than an aggregate of 1,560,167 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 2003 Plan. No participant in any year may be granted options or restricted stock awards with respect to more than 300,000 shares of Common Stock. All of the share numbers set forth in the 2003 Plan reflect our capital structure as of September 13, 2005. Such amounts shall be adjusted for any subsequent changes in the number of outstanding shares of Common Stock.

     Under the 2003 Plan, awards of options or restricted stock ("qualified performance-based awards") may be granted, which are intended to qualify any compensation resulting from such awards as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction in excess of $1 million for compensation paid to designated executives, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance-based" within the meaning of
Section 162(m) of the Internal Revenue Code.

     Under the 2003 Plan, as proposed to be amended, if at the time an award is granted to a participant who is, or is likely to be during the term of the award a "covered employee" under Section 162(m) of the Internal Revenue Code, the award may be made subject to the achievement of one or more objective performance goals, which will be based on the attainment of specified levels of one or any variation or combination of the following: pre- or after-tax net earnings, sales growth, order growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, return on sales, stock price growth, stockholder returns, gross or net profit margin, operating earnings, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of the Company's Common Stock, and market share or any of the foregoing before the effect of acquisitions, accounting changes, restructuring and special charges (determined according to criteria established by the Compensation Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such business criteria may be applied to the participant, the Company as a whole, or any designated subsidiary or business unit of the Company or a subsidiary thereof.

     The applicable criteria and goal or goals of any qualified performance-based award will be selected and set generally within 90 days of the beginning of the period over which the goal or goals must be met, and no payment will be made under the award unless the applicable goal or goals are certified as having been met after the end of the relevant period. As appreciation in the price per share of the Company's Common Stock is one of the criteria, options may be granted as qualified performance-based awards without being subject to any other explicit performance goals, provided the exercise price of the option is not less than the market value of the Company's Common Stock at the date of grant. The maximum number of awards which may be the subject of any qualified performance-based award is 1,560,167 shares. All determinations relating to qualified performance-based awards will be made by the Company's Compensation Committee or, if the Compensation Committee is not comprised exclusively of individuals who are "outside directors" within the meaning of Section 162(m) of the Code, a subcommittee of the Compensation Committee made up of only those members who so qualify.

     The Compensation Committee supervises and administers the 2003 Plan. The Compensation Committee has the authority to determine which eligible individuals are to receive options or restricted stock awards, the terms of such options or awards, the status of such options as incentive or nonqualified stock options under the federal income tax laws, including the number of shares, exercise or purchase prices and times at which the options become and remain exercisable or restricted stock vests and the time, manner and form of payment upon exercise of an option.

     Unless approved by stockholders owning a majority of shares present and entitled to vote at a duly convened meeting of stockholders, the purchase price of any option or restricted stock award granted under the 2003 Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of such option or award and may not be reduced after the date of grant of such option or award. The options become exercisable at such time or times as are determined by the Compensation Committee and expire after a specified period that may not exceed seven years (prior to the proposed amendments, the specified period could not exceed ten years). Options are exercisable to the extent vested only while the optionee is an eligible employee of the Company or within three months following termination of employment, except if an employee dies or becomes disabled while he or she is serving the Company, in which case the option is exercisable for a maximum of one year. Each stock option granted under the 2003 Plan shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution.

     The 2003 Plan shall terminate on October 29, 2013, unless earlier terminated by the Board of Directors. No stock options or restricted stock awards shall be granted after the date on which the 2003 Plan terminates. The applicable terms of the Plan, and any terms and conditions applicable to the stock options granted or restricted stock awards made prior to such date, shall survive the termination of the 2003 Plan and continue to apply to such stock options or restricted stock.

     The Board of Directors has the right to amend, modify, suspend or terminate the 2003 Plan at any time for any purpose; provided, that, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

     Each option granted to an officer of the Company, subject to the short-swing profit restrictions of the Federal securities laws, may provide that upon the acquisition of 50% or more of the Company's outstanding common stock pursuant to a hostile takeover (as defined in the 2003 Plan), such option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution to the officer based upon the difference between the takeover price and the exercise price of the option. In the event of an acquisition (as defined in the 2003 Plan) that is not a hostile takeover, if the acquiring entity does not assume the obligations, then all restricted stock awards and all stock options will vest and all repurchase rights with respect to restricted stock will terminate. In any event, the Compensation Committee shall have the discretion to automatically accelerate vesting of stock options and terminate the repurchase rights with respect to restricted stock awards. Upon a change of control (as defined in the 2003 Plan) that is not the result of a hostile takeover or an acquisition, the Compensation Committee shall have discretion to provide for accelerated exercisability or vesting of stock options and restricted stock awards. Such acceleration may be conditioned upon subsequent termination of the affected employee's employment.

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Compensation Committee shall make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the 2003 Plan) and kind of shares to be issued under the 2003 Plan and the shares covered by and exercise price of any stock option. No adjustment may be made to qualified performance-based awards, however, if it would cause the award to cease to qualify as such.

FEDERAL INCOME TAX CONSEQUENCES

     The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

     Incentive stock options may be granted under the 2003 Plan only to employees of the Company or a subsidiary of the Company, and the aggregate fair market value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a participant in any calendar year shall not exceed $100,000 or such other limit as may be required by the Internal Revenue Code. Any options that purport to be incentive stock options but which are granted to persons other than employees of the Company or a subsidiary, shall be nonqualified options. In addition, any options that purport to be incentive stock options but are granted in amounts in excess of $100,000 in a calendar year per employee, shall be, to the extent of such excess, nonqualified options.

     All incentive stock options to be granted under the 2003 Plan are entitled to special tax treatment under Section 422 of the Internal Revenue Code. As a result, except as noted at the end of this paragraph, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If a participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

     All nonqualified options to be granted under the 2003 Plan are nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code. Furthermore, under current guidance issued by the IRS, the Company has determined that it is unlikely that any stock option granted under the 2003 Plan would be considered, under Section 409A of the Code, as a deferred compensation arrangement to which such section would apply. Where Section 409A does not apply, there are generally no Federal income tax consequences to the Company or the participant upon the grant of nonstatutory stock options. Upon the exercise of a nonstatutory stock option the recipient generally recognizes ordinary compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise (subject to wage withholding) and, if the Company complies with applicable reporting requirements, and subject to the potential application of Section 162(m) of the Internal Revenue Code, the Company is permitted a deduction equal to the amount the recipient is required to recognize. Upon the sale or exchange of any shares acquired upon exercise of the nonstatutory stock options, the excess of the amount realized over the market value of the shares on the date of exercise will be taxable as capital gain or loss.

     Restricted stock grants are generally taxable to the recipient at the time the restrictions lapse or the stock becomes freely transferable without continuation of the restrictions, rather than at the time of the award, provided the restrictions constitute a substantial risk of forfeiture under Section 83 of the Internal Revenue Code. The amount of income subject to tax is the difference between the fair market value of shares at the time the restrictions lapse (or transferability without continuation of the restrictions exists) minus the amount paid for the shares. However, Code Section 83(b) of the Internal Revenue Code permits the recipient to elect, within 30 days of the award, to change the tax treatment of the restricted shares. If the recipient makes a Section 83(b) election, taxes must be reported as ordinary income at the time of the award and are determined based upon the fair market value of the restricted shares (minus the amount paid for the shares). If the Company complies with applicable reporting requirements, and subject to the potential application of Section 162(m) of the Internal Revenue Code, the Company generally will be entitled to a tax deduction equal to the amount includable as income by the recipient at the same time or times as the recipient recognizes income with respect to the shares.

NEW PLAN BENEFITS

      The following table sets forth the benefits that were received under the 2003 Plan during the fiscal year ending June 30, 2005 by each of (i) the officers listed in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, and (iii) all employees of the Company, including all other current officers, as a group. None of the non-employee directors of the Company, including each of the nominees for election as a director, received any benefits under the 2003 Plan during the fiscal year ending June 30, 2005.

-----------------------------------------------------------
              THE 2003 STOCK INCENTIVE PLAN
-----------------------------------------------------------
EMPLOYEES                                     NUMBER OF
                                                SHARES
-----------------------------------------------------------
Thomas H. Reslewic                              15,321
-----------------------------------------------------------
R. Scott Bausback                               10,446
-----------------------------------------------------------
Carmine J. Napolitano                            7,834
-----------------------------------------------------------
Scott D. Kantor                                  5,710
-----------------------------------------------------------
David C. Graef                                   5,571
-----------------------------------------------------------
All current executive officers as a group       62,447
-----------------------------------------------------------
All employees, including all current
officers who are not executive
officers, as a group                           261,498
-----------------------------------------------------------


BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK INCENTIVE PLAN.



                 PROPOSAL NO. 4 -- APPROVAL OF AMENDMENTS TO THE
             AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

     On September 13, 2005, the Board of Directors voted to amend, subject to stockholder approval, the Company's Amended and Restated 1995 Employee Stock Purchase Plan (the "ESPP"). The amendments to the ESPP have the effect of extending the expiration of the ESPP from November 30, 2006 to November 30, 2011 and increasing the number of shares of Common Stock available for issuance under the ESPP from 684,783 to 1,060,000 under the current capital structure. These amendments will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve these proposed amendments to the ESPP.

     The purpose of the ESPP is twofold: first, to encourage stock ownership by employees by establishing a program that permits them to purchase shares of Common Stock of the Company on a regular basis through payroll deductions; and second, to offer employees an opportunity, without adverse tax consequences, to purchase stock at a 15% discount from market price.

PRINCIPAL FEATURES OF THE PLAN

     The full text of the ESPP, as proposed to be amended, is set forth as Appendix D hereto, and readers are urged to refer to it for a complete description of the ESPP. The following summary of the principal features of the ESPP is qualified entirely by such reference.

     The ESPP is administered by the Board of Directors who may delegate all or any portion of its authority with respect to the ESPP to the Compensation Committee. The ESPP is intended to meet the requirements of Section 423 of the Internal Revenue Code and applicable Treasury regulations. Individuals who are customarily employed on a full-time or part-time basis by the Company, and who are regularly scheduled to work more than 20 hours per week and more than five months per calendar year, except employees who hold 5% or more of the Company's Common Stock, are eligible to participate in the ESPP. Each participant in the ESPP is granted an option to purchase shares of Common Stock from the Company on the offering commencement date. The option expires six months later on the offering termination date. The exercise price of the option is 85% of the market value of the Common Stock on either the offering commencement date or the offering termination date, whichever is lower. Participants save funds to exercise the option by authorizing the Company to make payroll deductions. Participants may withdraw all (but not less than all) accumulated payroll deductions, by submitting a written request to the Company not later than the close of business on the offering termination date. As each group of options expires, new options are granted. This continues until the earlier of the date all of the shares of Common Stock reserved under the ESPP have been sold or the date the ESPP terminates. An option will immediately expire after the participant's termination of employment for any reason other than death. In the event of the participant's death, the option may be transferred by the participant's will or the laws of descent and distribution. The Board of Directors may terminate or amend the ESPP at any time; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of Common Stock, increase the maximum number of shares of Common Stock purchasable under the ESPP or change the description of employees or classes of employees eligible to receive options under the ESPP. No termination or amendment of the ESPP may adversely affect the rights of a participating employee with respect to any option held by the participating employee prior to such termination or amendment.

FEDERAL INCOME TAX CONSEQUENCES

     The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

     There are no Federal income tax consequences to the Company or to the participant upon the grant or exercise of an option acquired under the ESPP. Employees will recognize income when they sell or dispose of the shares and the tax consequences generally depend on how long the employee holds the shares.

     If the participant holds shares of Common Stock purchased pursuant to the exercise of an ESPP option for at least two years after the date the option was granted and at least one year after the exercise of the option, a "qualifying" disposition, the subsequent sale of the shares of Common Stock will give rise to ordinary income in an amount equal to the lesser of the 15% discount or the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid for the Common Stock. Any additional gain or loss recognized on the disposition of the stock will be long-term capital gain or loss. The Company will not have a deductible expense as a result of the purchase of stock under the ESPP unless there is a "disqualifying" disposition, as described in the next paragraph.

     In contrast, if the participant sells the shares of Common Stock within two years after the date the option was granted or within one year after the exercise of the option, a "disqualifying" disposition, the participant will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise and the option exercise price. Any additional gain or loss recognized on the disposition of the stock will be a capital gain or loss. If the Company complies with applicable reporting requirements, and subject to the potential application of Section 162(m) of the Internal Revenue Code, the Company may take a deduction in the amount of any ordinary income recognized by the employee.

NEW PLAN BENEFITS

      The following table sets forth the number of shares of Common Stock purchased under the Company's ESPP during the fiscal year ended June 30, 2005 by each of (i) the officers listed in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, and (iii) all employees of the Company, including all other current officers, as a group. The Company's non-employee directors, including each of the nominees for election as a director, do not participate in the Company's ESPP.

----------------------------------------------------------------
   THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN
----------------------------------------------------------------
EMPLOYEES                                           NUMBER OF
                                                      SHARES
----------------------------------------------------------------
Thomas H. Reslewic                                      -
----------------------------------------------------------------
R. Scott Bausback                                       -
----------------------------------------------------------------
Carmine J. Napolitano                                   -
----------------------------------------------------------------
Scott D. Kantor                                         -
----------------------------------------------------------------
David C. Graef                                            470
----------------------------------------------------------------
All current executive officers as a group               2,899
----------------------------------------------------------------
All employees, including all current officers
who are not executive officers, as a group             56,214
----------------------------------------------------------------


BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN.


                          PROPOSAL NO. 5 - APPROVAL OF
                          THE EXECUTIVE INCENTIVE PLAN

      On September 13, 2005, the Board of Directors voted to approve, subject to stockholder approval, the Company's Executive Incentive Plan (the "Executive Incentive Plan"). The Executive Incentive Plan will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve the Executive Incentive Plan.

     The purpose of the Executive Incentive Plan is to provide annual incentive compensation payments to senior executives that are directly tied to the attainment of the Company's business objectives and that may qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction in excess of $1 million for compensation paid to designated executives, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Adoption of the Executive Incentive Plan would therefore facilitate the Compensation Committee's ability to use annual bonuses consistent with its compensation philosophy and strategy as expressed in its Report below potentially at less cost (i.e., net of tax benefit) to the Company.

PRINCIPAL FEATURES OF THE EXECUTIVE INCENTIVE PLAN

     The full text of the Executive Incentive Plan is set forth as Appendix E hereto, and readers are urged to refer to it for a complete description of the Executive Incentive Plan. The summary of the principal features of the Executive Incentive Plan which follows is qualified entirely by such reference.

     The Executive Incentive Plan will be administered by the Company's Compensation Committee or, if the Compensation Committee is not comprised exclusively of individuals who are "outside directors" within the meaning of
Section 162(m) of the Code, a subcommittee of the Compensation Committee made up of only those members who so qualify. The Compensation Committee will have the authority to, among other things, designate participants, establish performance goals, certify whether performance goals have been met and reduce the amount payable under any award granted under the Executive Incentive Plan if such reduction is in the best interests of the Company and its stockholders.

     The Company's Chief Executive Officer and each other senior executive of the Company who is determined by the Compensation Committee to be likely to be deemed a "covered employee" under Section 162(m) of the Code for a fiscal year of the Company shall be eligible to participate in the Executive Incentive Plan for such fiscal year.

     Within 90 days after the commencement of each fiscal year, the Compensation Committee shall designate the participants in the Executive Incentive Plan for such year and shall establish the performance goals for each such participant and the objective method for calculating the amount of the award that will be payable to such participant if the performance goals established for such participant are met, in whole or in part. The performance goals for each participant shall be based on and limited to one or more of the following business criteria: pre- or after-tax net earnings, sales growth, order growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, return on sales, stock price growth, stockholder returns, gross or net profit margin, operating earnings, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of stock, and market share, or any of the foregoing before the effect of acquisitions, accounting changes, restructuring and special charges (determined according to criteria established by the Compensation Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such business criteria may, in the discretion of the Compensation Committee, be applied to the participant, the Company as a whole, or any designated subsidiary or business unit of the Company or a subsidiary thereof.

     As soon as practicable after the Compensation Committee's certification of a participant's attainment of his or her performance goals, the Company shall pay the participant the amount of the award earned by the participant. Payment may be made in cash or in shares of Common Stock of the Company. Shares of Common Stock granted to a participant in payment of an award may be subject to such restrictions as determined by the Compensation Committee in its discretion. To the extent the payment of an award in shares of Common Stock would require stockholder approval under the rules of the principal national securities exchange on which the Common Stock is traded or listed, such payment shall be made pursuant to an equity compensation plan of the Company, other than the Executive Incentive Plan, under which such payment can be made without further approval by the Company's stockholders.

     The maximum amount that may be paid as an award under the Executive Incentive Plan to any participant for any fiscal year is $750,000. For this purpose, the amount of an award that is paid in shares of Common Stock shall be valued without reduction for any restrictions to which such shares of Common Stock may be subject and shall be based on the last reported sale price regular way on the payment date of the award, or if no such reported sale takes place on the payment date, the average of the last reported bid and ask prices regular way on the payment date.

     If a participant's employment with the Company terminates prior to the payment date for an award, then the participant shall not be entitled to any payment with respect to the award, unless otherwise provided by the terms of the Participant's employment agreement, or otherwise determined by the Committee, in its sole discretion.

     The Board of Directors may from time to time alter, amend, suspend or discontinue the Executive Incentive Plan. However, no such amendment or modification shall adversely affect any participant's rights with regard to outstanding, previously certified awards.

FEDERAL INCOME TAX CONSEQUENCES

     The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

     Under present Federal income tax law, participants will realize ordinary income equal to the amount of the award received under the Executive Incentive Plan in the year of such receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the participant's total compensation is below the Section 162(m) limit or the Executive Incentive Plan satisfies the requirements of the performance-based exception of Section 162(m) of the Code. It is the Company's intention that the Executive Incentive Plan be administered in a manner that preserves the Company's deductibility of compensation under Section 162(m) of the Code.

NEW PLAN BENEFITS

      As the Committee sets performance goals annually, amounts payable under the Executive Incentive Plan are not determinable at this time. Actual amounts will depend on the size of the award and on the actual performance over the performance period of the award. Reference is made to the section of this Proxy Statement captioned "Executive Compensation and Other Information" for information concerning awards made under the Company's existing long-term incentive plans.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE EXECUTIVE INCENTIVE PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Company during fiscal 2005 and (ii) the Company's four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2005 (collectively, the "Named Executive Officers"):

                                                                            LONG -TERM COMPENSATION
                                               ANNUAL COMPENSATION                   AWARDS
                                             --------------------------  ----------------------------
                                                                           RESTRICTED      SECURITIES    ALL OTHER
                                                                              STOCK        UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($) (1)  AWARDS ($)(9)    OPTIONS (#)       ($)
----------------------------          ----   -----------  -------------  --------------   -----------    ----------
Thomas H. Reslewic..................  2005        400,000   416,900(3)(4)           -             -        2,440 (8)
  President, Chief Executive Officer  2004        380,000   371,628         2,881,600(5)          -          312 (8)
                                      2003        380,000    36,667                 -             -            -

R. Scott Bausback...................  2005        275,000   284,250(3)(4)           -             -       17,179 (8)
  Executive Vice President, Chief     2004        250,000   253,383         1,080,600 (5)         -        5,709 (8)
  Operating Officer                   2003        250,000    25,000                 -        50,000        6,442 (8)

Carmine J. Napolitano (2)...........  2005        177,885   213,188(3)(4)     841,500 (6)         - (7)    1,275 (8)
  Vice President, President-Serial
  Data Division

Scott D. Kantor ....................  2005        205,000   155,390(3)(4)           -             -       15,794 (8)
  Vice President, Finance, Chief      2004        190,000   109,799           540,300 (5)    50,000        3,882 (8)
  Financial Officer, Secretary and    2003        167,462    26,187                 -        15,000        3,439 (8)
  Treasurer

David C. Graef......................  2005        200,000   151,600(3)(4)           -             -       11,256 (8)
  Vice President, Chief Technology    2004        180,000   118,246           540,300 (5)         -        4,809 (8)
  Officer                             2003        180,000    11,667                 -        30,000        5,688 (8)


--------

(1)      Bonuses reflect amounts earned and accrued in fiscal year 2005.
(2)      Mr. Napolitano's employment with LeCroy commenced on October 29, 2004.
(3)      Includes a cash  component as follows:  Mr.  Reslewic - $202,400;
         Mr. Bausback - $138,000;  Mr. Napolitano - $103,500;  Mr.
         Kantor - $75,440; Mr. Graef - $73,600.
(4) Includes a non-cash component as follows: On June 27, 2005, each Named Executive Officer, in lieu of 65% of his target cash bonus, elected to receive shares of restricted stock having a fair market value equal to such amount multiplied by 1.5. Mr. Reslewic was granted 15,321 shares of restricted stock, Mr. Bausback was granted 10,446 shares of restricted stock, Mr. Napolitano was granted 7,834 shares of restricted stock, Mr. Kantor was granted 5,710 shares of restricted stock and Mr. Graef was granted 5,571 shares of restricted stock. All of such shares vested immediately upon grant. The closing market price of LeCroy's Common Stock on the date of grant was $14.00.
(5) Mr. Reslewic's restricted shares granted in fiscal 2004 vest as follows: 50,000 shares on June 16, 2007, 50,000 shares on June 16, 2008 and 60,000 shares on June 16, 2009. Restricted shares granted to other Named Excutive Officers in fiscal 2004 cliff vest in four years. The closing market price of LeCroy's common stock on the date of grant, June 16, 2004, was $18.01.
(6) Mr. Napolitano's 50,000 restricted shares granted on October 29, 2004 cliff vest in four years. The closing market price of LeCroy's Common Stock on the date of grant was $16.83.
(7) Does not include any of Mr. Napolitano's Computer Access Technology Corporation ("CATC") options assumed by LeCroy as part of its acquisition of CATC.


                                       20


(8) Includes amounts paid to individual 401(k) accounts as a matching contribution by LeCroy. For Mr. Bausback, the 401(k) match was $7,712, $5,709 and $6,442 in fiscal 2005, 2004 and 2003, respectively; for Mr. Napolitano, the 401(k) match was $3,500 in fiscal 2005; for Mr. Kantor, the 401(k) match was $7,194, $3,626 and $3,439 in fiscal 2005, 2004 and
         2003, respectively; and for Mr. Graef, the 401(k) match was $6,556, $4,809 and $5,688 in fiscal 2005, 2004 and 2003, respectively. Also includes imputed income of $2,440 and $312 for Mr. Reslewic in fiscal 2005 and 2004, respectively; $9,467 for Mr. Bausback in fiscal 2005; $1,275 for Mr. Napolitano in fiscal 2005; $8,600 and $256 for Mr. Kantor in fiscal 2005 and 2004, respectively; and $4,700 for Mr. Graef in fiscal 2005.
(9) A total of 545,100 shares of restricted stock with an aggregate value of $7,576,890 were outstanding as of July 1, 2005.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal year 2005 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)(1)
                                  SHARES                           --------------------------    --------------------------
                               ACQUIRED ON          VALUE                EXERCISABLE/                  EXERCISABLE/
NAME                           EXERCISE (#)      REALIZED ($)           UNEXERCISABLE                  UNEXERCISABLE
----                          ---------------    -------------    ---------------------------    --------------------------
Thomas H. Reslewic.........       42,065           322,190          261,500   /   12,500                   -  /         -
R. Scott Bausback..........       12,500           166,234           75,000   /   50,000                   -  /    85,250
Carmine J. Napolitano......       30,443           370,483           14,116   /  134,062              45,536  /   372,805
Scott D. Kantor............       22,500           229,096           35,868   /   47,500               5,022  /    25,575
David C. Graef.............       33,000           362,795           74,325   /   16,775                   -  /    51,150
---------

(1) Calculated on the basis of the fair market value of our Common Stock on July 1, 2005 of $13.90, less the applicable option exercise price.

                        OPTION GRANTS IN LAST FISCAL YEAR

     No individual grants of stock options were made during fiscal year 2005 to any of the Named Executive Officers. However, in connection with LeCroy's acquisition of Computer Access Technology Corporation, pursuant to which LeCroy assumed CATC's stock incentive plans, Mr. Napolitano's unvested CATC stock options to purchase 501,043 shares of CATC common stock were assumed by LeCroy and converted into LeCroy stock options to purchase 178,621 shares of LeCroy Common Stock (with adjusted exercise prices).

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table summarizes LeCroy's entire equity compensation program in effect as of June 30, 2005:


                                                                            NUMBER OF
                                                                           SECURITIES
                                             NUMBER OF                      REMAINING
                                            SECURITIES      WEIGHTED-     AVAILABLE FOR
                                           TO BE ISSUED      AVERAGE     FUTURE ISSUANCE
                                               UPON          EXERCISE      UNDER EQUITY
                                            EXERCISE OF      PRICE OF     COMPENSATION
                                            OUTSTANDING    OUTSTANDING   PLANS (EXCLUDING
                                             OPTIONS,        OPTIONS,       SECURITIES
                                           WARRANTS AND      WARRANTS      REFLECTED IN
                                              RIGHTS        AND RIGHTS      COLUMN (a))
                                               (a)              (b)             (c)
                                           ------------    -----------    --------------
Equity compensation plans approved by
   security holders (1) (2) (3)               2,580,804        $15.99           942,256
Equity compensation plans not approved by
   security holders (4)                         203,484        $16.83           473,516
                                           ------------                    ------------
 Total                                        2,784,288        $16.05         1,415,772
                                           ============   ===========      ============

   (1) Consists of: (i) Amended and Restated 1993 Stock Incentive Plan; (ii) 1995 Non-Employee Directors Stock Option Plan; (iii) 1998 Non-Employee Director Stock Option Plan; (iv) 2003 Stock Incentive Plan; (v) LeCroy Corporation (CATC) Special 2000 Stock Option Plan; (vi) LeCroy Corporation (CATC) 2000 Stock Incentive Plan; and (vii) LeCroy Corporation (CATC) 1994 Stock Option Plan (items (v), (vi) and (vii) collectively the "LeCroy (CATC) Plans"). Under the LeCroy (CATC) Plans, a total of 648,284 options were issued in fiscal 2005 to the former employees of CATC in assumption of their outstanding and primarily unvested stock options. An additional 231,000 shares were made available for grant under one of the LeCroy (CATC) Plans but no grants were ever made against those available shares. During fiscal 2005, 37,287 options were returned to the LeCroy (CATC) Plans as a result of forfeitures. As of June 30, 2005, there were 268,287 shares available for grant under the LeCroy (CATC) Plans and no options have been granted under the LeCroy (CATC) Plans since that time. On September 13, 2005, the Board of Directors resolved that no further grants would be made under the LeCroy (CATC) Plans.

   (2) Number of securities to be issued consists of 2,580,804 shares of Common Stock issuable upon exercise of outstanding options.

   (3) Includes 192,270 shares of Common Stock authorized and available for issuance under the LeCroy Corporation 1995 Employee Stock Purchase Plan.

   (4) Consists of the 2004 Employment Inducement Stock Plan (the "2004 Plan"). The 2004 Plan is administered by the Compensation Committee of the Board of Directors, which may amend, modify or terminate the 2004 Plan at any time, subject to requisite stockholder approval. The 2004 Plan provides for the grant of nonqualified stock options and restricted stock awards. Unless approved by stockholders owning a majority of shares present and entitled to vote at a duly convened meeting of stock holders of the
       Company: (i) the purchase price of any option granted under the 2004 Plan may not be less than 100% of the fair market value on the date of the grant and may not be reduced after the date of grant; and (ii) the Company will not cancel an outstanding option and grant a replacement option with a lower exercise price. Options and restricted stock awards granted under the 2004 Plan are subject to vesting and limitations on transfer. The initial number of shares of LeCroy common stock reserved for issuance under the 2004 Plan is 750,000 shares. On October 29, 2004, the Company issued the following grants under the 2004 Plan: (i) 70,000 shares of restricted common stock to certain former officers of CATC, and
       (ii) options to purchase an aggregate of 230,984 shares of common stock to 61 former CATC employees who became non-officer employees of LeCroy (none of whom received an option grant of more than 20,000 shares). During fiscal 2005, 24,500 options were returned to the 2004 Plan as a result of forfeitures. As of June 30, 2005, there were 473,516 shares available for grant under the 2004 Plan and no options have been granted under the 2004 Plan since that time. On September 13, 2005, the Board of Directors resolved that no further grants would be made under the 2004 Plan. The 2004 Plan expires on October 28, 2014.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have adopted a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

     On October 20, 2000, the Compensation Committee of the Board of Directors approved a $250,000 five-year loan to Thomas H. Reslewic, then LeCroy's President, secured by Mr. Reslewic's non-qualified stock options. The loan accrues interest at 9.5% compounded annually with interest payable at the maturity of the loan. If Mr. Reslewic remains an employee of LeCroy for the entire five-year term of the loan or is terminated without cause prior to the maturity date of the loan, we will forgive the loan principal and all accrued interest.

     On August 5, 2005, the Compensation Committee of the Board of Directors approved the payment of a $250,000 retention bonus to Mr. Reslewic, which requires Mr. Reslewic to remain with the Company until the fifth anniversary of the date the bonus is paid or reimburse the Company for the full amount of the bonus.

     In connection with LeCroy's acquisition of CATC, Mr. Napolitano reveived $31,080 in consideration for his 5,180 shares of CATC common stock and $686,842.95 in consideration for his vested CATC stock options, and his unvested CATC stock options to purchase 501,043 shares of CATC common stock were assumed by LeCroy and converted into LeCroy stock options to purchase 178,621 shares of LeCroy common stock (with adjusted exercise prices).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of our Compensation Committee during the most recently completed fiscal year were Allyn C. Woodward, Jr., Charles A. Dickinson and William G. Scheerer. During such time, no member of the Compensation Committee was a current or former officer or employee of LeCroy or any of its subsidiaries and no executive officer of LeCroy served as a director or as a member of the compensation or equivalent committee of another entity, one of whose executive officers served as a director of LeCroy or on LeCroy's Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

     The Compensation Committee of the Board of Directors comprises solely independent, non-employee directors. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer ("CEO"), periodically reviews the job performance of the CEO, sets relative relationships between the CEO salary and the salary of other key executives, and recommends to the Board of Directors the compensation program for directors. The Compensation Committee reviews and approves management recommendations for stock option and restricted share grants under LeCroy's equity-based compensation plans.

COMPENSATION PHILOSOPHY

     Our executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with us and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance-based annual bonus. A third component, our equity-based compensation plans, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs and to encourage the alignment of long-term interests of eligible executives with those of our stockholders. Covered executives also participate in benefit plans generally available to employees.

BASE SALARY

     Base salary for the CEO and other executives is set annually taking into consideration our sales and profit growth, overall job performance, and the executive pay levels of corporations of a similar size. The Compensation Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return.


PERFORMANCE-BASED ANNUAL BONUS

     Our pay for performance annual bonus program is primarily a cash-based compensation component for senior executives of LeCroy. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business units. The program is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that optimize financial results. In fiscal 2005, certain key employees were permitted to elect to receive immediately vesting restricted stock awards in lieu of 65% of their target cash bonuses. The fair market value of the restricted shares awarded was equal to the foregone cash bonus multiplied by 1.5.

EQUITY-BASED COMPENSATION PLANS

     Our equity-based compensation plans are designed to provide long-term incentives to executives that are aligned with the interests of LeCroy's stockholders. A long-term perspective is established by the sequential vesting of options or restricted shares. The plans are designed to encourage senior executives to be long-term stockholders and to have owner concern and care for LeCroy as a whole. The intent of the plans is to provide executives with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of our Common Stock for the gain to be realized. Stock options under our equity-based plans are granted at market price and typically vest annually in 25% increments over four years. Restricted stock awards granted under our equity-based plans to certain selected key employees typically comprise time-vested share grants with long-term cliff-vesting conditions and are subject to forfeiture in the event we terminate the recipient with "cause."

    In the past, LeCroy has used stock options to provide long-term incentives
(LTI) for its management and employees. During the past three years of re-shaping LeCroy's management team and operating results, despite the establishment of a new stock incentive plan in October 2003, the Company has not issued a significant number of stock options other than those required to be issued in the CATC acquisition. As it moves forward, LeCroy recognizes the importance of creating a strong alignment between LeCroy's employees and its shareholders and the Company strongly believes in the value of equity-based compensation to create that alignment. However, LeCroy believes it is likely that option expense methodologies will make conventional stock option grants consistent with the Company's past practices rather expensive relative to the compensation benefit seen by the employee. In addition, LeCroy is highly sensitive to the dilutive impact of granting a large number of stock options. Therefore, in fiscal 2004 the Company elected to use restricted shares as its primary vehicle to provide LTI for management and employees. LeCroy anticipates using a mix of programs, including time-vested share grants, comprising both graded and longer-term cliff vesting conditions, as well as performance-based share grants.

    On June 16, 2004, 365,000 shares of restricted stock were awarded with cliff vesting conditions ranging from three to five years to certain key employees. Consequently, LeCroy incurred non-cash expenses as a result of this grant of $1.7 million in fiscal 2005 and expects to incur non-cash expenses of approximately $1.7 million in each of fiscal 2006 and 2007, $1.3 million in fiscal 2008 and $0.2 million in fiscal 2009.

    In fiscal 2005, 111,900 and 70,000 shares of restricted stock were granted under the 2003 Plan and the 2004 Plan, respectively, with various vesting conditions ranging from three to five years, all of which shares were unvested as of June 30, 2005. Consequently, LeCroy incurred non-cash expenses as a result of these grants of $0.5 million in fiscal 2005 and expects to incur non-cash expenses of approximately $0.8 million in each of fiscal 2006 and 2007, $0.6 million in fiscal 2008 and $0.2 million in fiscal 2009. During fiscal 2005, 1,800 of the shares granted under the 2003 Plan were forfeited as a result of employee terminations and the corresponding compensation expense and remaining deferred compensation amounts were reversed.

    On June 27, 2005, 86,130 shares of immediately vesting restricted stock were awarded to certain key employees in lieu of cash bonus. Consequently, LeCroy incurred non-cash expenses as a result of these awards of $1.2 million in fiscal 2005.

     The size and frequency of options and restricted share grants are based on level of responsibility, our performance as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set, which are aimed at building future marketplace strengths and achieving corporate success factors. Other grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     On January 2, 2002, we entered into an employment agreement with Mr. Reslewic, which was amended on June 16, 2004, that provides for an annual base salary of $400,000, which is considered to be at approximately the median base compensation level paid to chief executive officers of corporations with a size and complexity similar to ours.

     For fiscal 2005, Mr. Reslewic's bonus, earned as a result of current year performance measurements, was $416,900 (comprising cash equal to $202,400 and immediately vesting restrict stock awards having a fair market value on the date of grant equal to $214,500) and represented 104% of his base salary. This compares to his fiscal 2004 bonus of $371,628 (comprising solely cash), which represented 97.8% of his base salary. Mr. Reslewic will receive an annual bonus in fiscal 2006 of up to $220,000 in cash, contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Such bonus may be increased in the event the Company exceeds current budgeted levels of performance.

     The severance and non-competition/non-solicitation provisions contained in Mr. Reslewic's employment agreement have been superseded by the provisions of the agreement he entered into with the Company on August 19, 2004, which is described below under "Employment and Other Agreements."

EMPLOYMENT AND OTHER AGREEMENTS

     In August 2001, we entered into an employment agreement with Mr. Bausback, which was amended on June 16, 2004, that provides for an annual base salary of $275,000 and a target bonus of $150,000. The severance provisions and non-competition/non-solicitation provisions contained in Mr. Bausback's employment agreement have been superseded by the provisions of the agreement he entered into with the Company on August 19, 2004, which is described below.

     On September 1, 2004, LeCroy entered into an employment agreement with Mr. Napolitano. Mr. Napolitano was the President and Chief Executive Officer of Computer Access Technology Corporation ("CATC"), which was acquired by LeCroy on October 29, 2004. Pursuant to his employment agreement, Mr. Napolitano serves as a Vice President of LeCroy and continues to serve as President of CATC, now a wholly-owned subsidiary of LeCroy. The employment agreement with Mr. Napolitano was amended on September 30, 2004 and became effective upon completion of the acquisition of CATC on October 29, 2004. Pursuant to the terms of his employment agreement, Mr. Napolitano will receive an annual base salary of $250,000 and received a restricted stock grant for 50,000 shares of LeCroy Common Stock, which will vest 100% on the fourth anniversary of the commencement date of Mr. Napolitano's employment. From the completion of the CATC acquisition until June 30, 2005, Mr. Napolitano was eligible to receive a performance bonus of up to $150,000 upon achievement of certain performance goals (refer to the Summary Compensation Table included in this Proxy Statement under Executive Compensation and Other Information). If Mr. Napolitano's employment is terminated by LeCroy for just cause, he will be entitled to receive only that portion of his base salary and bonus that has been earned but is unpaid on the termination date. If Mr. Napolitano's employment is terminated by LeCroy without just cause or by Mr. Napolitano for good reason, his stock options and restricted stock awards that would have vested assuming monthly vesting (other than those subject to LeCroy's standard four-year annual vesting schedule) and all of his CATC stock options assumed by LeCroy in connection with its acquisition of CATC will vest and become immediately exercisable and he will be entitled to receive that portion of his base salary and bonus that has been earned but is unpaid on the termination date plus one year of base salary and bonus and certain medical insurance benefits equivalent to those received by LeCroy's most senior employees. If Mr. Napolitano's employment is terminated by LeCroy for any reason other than just cause within 90 days prior to or two years after an acquisition of 50% or more of LeCroy's voting stock or a sale of all or substantially all of LeCroy's assets, all of his unvested stock options and restricted stock awards will vest and become immediately exercisable and he will be entitled to receive one and one half years of base salary and bonus in addition to the medical insurance benefits discussed in the preceding sentence. Mr. Napolitano has additionally agreed not to solicit, retain or employ as a consultant any person employed by LeCroy during the six months prior to his termination.

     In August 2004, the Company entered into agreements with each of the Company executives set forth below, which provide for certain rights, compensation, benefits and responsibilities in the event the executive's employment with the Company is terminated. Terms governing any termination of Mr. Napolitano's employment with the Company are set forth in his employment agreement described above. Under each agreement, in the event the executive is terminated by the Company with "just cause," the executive shall not be entitled to any severance or other compensation other than any base salary or target bonus which has been earned but not yet paid on the date of termination. In the event the executive is terminated by the Company without "just cause" or terminates his employment with "good reason," the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and, so long as the executive provides the Company with a full release of all claims, (i) the Company shall pay the executive the number of months of base salary and bonus set forth opposite the executive's name below, (ii) the Company shall continue the executive's medical, dental and life insurance (to the extent permitted under the relevant plans), (iii) so long as the executive has terminated his employment for "good reason" and such "good reason" was not termination or certain relocation by the Company within two years after an "acquisition," "change of control" or "hostile takeover" (each as defined in the Company's 2003 Stock Incentive Plan), all stock options held by the executive shall be exercisable to the extent then vested as permitted under the applicable stock option plan and related stock option agreements, and all restricted stock held by the executive shall be exercisable on a pro rata basis based on the time elapsed from the date of grant until the date of termination, calculated to the next nearest calendar month, and any such stock options and restricted stock may be exercised within the time period permitted under the applicable stock option plan, (iv) so long as the executive has terminated his employment for "good reason" and such "good reason" was termination or certain relocation by the Company within two years after an "acquisition," "change of control" or "hostile takeover," all stock options and restricted stock held by the executive shall automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable stock option plan, (v) the Company shall provide the executive with outplacement counseling services and (vi) the Company shall pay each of Mr. Reslewic and Mr. Bausback a gross up payment in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability. In the event the executive terminates his employment for other than "good reason," the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and the executive shall be entitled to any rights he may have under his stock option agreements and restricted stock agreements with the Company. On termination of an executive's employment as a result of death or permanent disability, the Company shall pay to the executive or his estate any base salary or bonus which has been earned but not yet paid on the date of termination. Unless the executive terminates his employment for "good reason" and such "good reason" was termination or certain relocation by the Company within two years after an "acquisition," "change of control" or "hostile takeover," after the termination of his employment, (i) for the number of months set forth opposite the executive's name below, the executive will not engage in any commercial activity that competes with the business of the Company or solicit for the account of any person or organization engaged in a competing business, any customer or client of the Company or its affiliates, or, in the event of the executive's termination of his employment, any entity or individual that was such a customer or client during the period of time preceding such termination of employment equal to the number of months set forth at the beginning of this clause (i), and (ii) for the number of months set forth opposite the executive's name below, the executive will not solicit, employ or cause to be solicited or employed in any capacity, or solicit, retain or cause to be retained as a consultant, any person who was employed by the Company at any time during the six-month period ending on the date of termination of the executive's employment.

                        NUMBER OF
                     MONTHS OF BASE
                      SALARY IN THE       NUMBER OF MONTHS     NUMBER OF MONTHS
                        EVENT OF          OF BONUS IN THE            OF
                       TERMINATION            EVENT OF         NON-COMPETITION       NUMBER OF
                    WITHOUT JUST CAUSE   TERMINATION WITHOUT          AND             MONTHS OF
                       OR FOR GOOD          JUST CAUSE OR      NON-SOLICITATION  NON-SOLICITATION
       EXECUTIVE         REASON            FOR GOOD REASON       OF CUSTOMERS       OF EMPLOYEES
Thomas H. Reslewic         24                     24                  24                 24
R. Scott Bausback          18                     18                  18                 18
David C. Graef             12                     12                  12                 12
Scott D. Kantor            12                     12                  12                 12


POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

     Internal Revenue Code Section 162(m) generally limits the tax deduction to $1 million for compensation paid to the CEO and each of the four other highly compensated executive officers of LeCroy. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. Towards this end, our 2003 Stock Incentive Plan and our Amended and Restated 1993 Stock Incentive Plan are structured such that the stock options qualify as performance-related compensation that is not subject to the deductibility limitation imposed by Section 162(m). Additionally, the Board of Directors is seeking stockholder approval of (i) an amendment to our 2003 Plan to allow for awards based on performance which may then be tax deductible notwithstanding Section 162(m) and (ii) the adoption of the Executive Incentive Plan, the purpose of which is to provide annual incentive compensation payments to senior executives that are directly tied to the attainment of the Company's business objectives and that may qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code.

Compensation Committee:

Allyn C. Woodward, Jr., Chairman
Charles A. Dickinson, Member
William G. Scheerer, Member

September 26, 2005

                             AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 90, "Communication With Audit Committees." In addition, the Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the registered public accounting firm's independence.

     The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2005 for filing with the Securities and Exchange Commission.

     The Committee is governed by a charter approved by the Board of Directors. The committee held nine meetings during fiscal year 2005. The members of the Committee are considered independent under the independence requirements for Board members prescribed by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.



Audit Committee:

Robert E. Anderson, Chairman
Norman R. Robertson, Member
Allyn C. Woodward, Jr., Member


September 26, 2005

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     KPMG LLP ("KPMG") billed us fees for the following services in fiscal 2004 and 2005. In October 2005, the Board of Directors of LeCroy, upon the recommendation of its Audit Committee, intends on selecting its independent registered public accounting firm for the fiscal year ending June 30, 2006.

                                                        FISCAL YEAR ENDED
                                                      2005             2004
         Audit Fees (1)                           $1,233,000          $639,000
         Audit-Related Fees (2)                       10,000                 -
                                             ----------------  ----------------
         Total Audit and Audit-Related Fees        1,243,000           639,000
         Tax Fees (3)                                 28,000            63,000
         All Other Fees (4)                                -             4,000
                                             ----------------  ----------------
               Total Fees                         $1,271,000          $706,000
                                             ================  ================

(1) Includes fees for the audit of our consolidated financial statements, the audit of internal control over financial reporting as of June 30, 2005, statutory audits, quarterly review services, the issuance of comfort letters and consents, and reviews of and assistance with documents filed with the SEC.

(2)   Includes fees for services associated with proposed transactions.

(3) Includes fees for tax compliance, tax planning and tax advice with respect to our foreign subsidiaries.

(4)   Includes fees for meetings held at the KPMG conference center.

     Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by KPMG. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the fees set forth above relate to engagements for which the pre-approval requirement was waived.

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total stockholder return of our Common Stock for the last five fiscal years through the fiscal year ended June 30, 2005 with that of the U.S. Nasdaq(R) stock market index, and a peer group comprising the S&P Information Technology index. The graph assumes an investment of $100 on June 30, 2000 and the reinvestment of dividends (where applicable). The comparisons in this table are set forth in response to SEC disclosure requirements, and are not intended to forecast or be indicative of future performance of the Common Stock.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG LECROY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
            AND THE S & P INFORMATION TECHNOLOGY (PEER GROUP) INDEX






                                    [GRAPH]









* $100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright C 2002. Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup/S&P.tem.











             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of the outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

     Based solely upon a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons, we believe that all of our directors, executive officers and greater than 10% stockholders have timely filed all reports required under Section 16(a) for fiscal year 2005.

      INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee appointed KPMG as the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2005. A representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions and, if he or she desires, will have the opportunity to make a statement.

                 PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS

PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

     In order for a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for our 2006 Annual Meeting, it must be received at our principal executive office on or before the close of business on May 26, 2006, pursuant to SEC Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the Proxy Statement.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2006 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we:
(i) receive notice of the proposal before the close of business on August 9, 2006 and advise stockholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) do not receive notice of the proposal prior to the close of business on August 9, 2006.

PROCEDURES FOR SUBMITTING DIRECTOR RECOMMENDATIONS

     Submitting Director Recommendations to the Nominating/Governance Committee. If a stockholder wishes the Nominating/Governance Committee to consider a recommended individual as a candidate for election to the Board of Directors, the stockholder must submit a request as follows:

     Information. In notifying the Nominating/Governance Committee, the stockholder should provide the following information to the Committee:

    o the name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered;

    o the class or series and number of shares of the Company's stock that are beneficially owned by the stockholder making the submission, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected;

    o a copy of the candidate's resume and references; and

    o an analysis of the candidate's qualifications to serve on the Board of Directors and on each of the Board's committees in light of the criteria set forth in the Nominating/Governance Committee's charter (including all regulatory requirements incorporated by references therein).

     Address. The foregoing information should be submitted to the Nominating/Governance Committee through the Corporate Secretary, LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.


                    COMMUNICATING WITH THE BOARD OF DIRECTORS

     The Company's independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Chairman should write to the address below:

Charles A. Dickinson
Chairman of the Board of Directors
LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York 10977

     Those interested in communicating directly with the Board, any of the Board's committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

Office of the Corporate Secretary
LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York 10977

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the Annual Meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.


     REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

APPENDIX A

                               LECROY CORPORATION
          AMENDED AND RESTATED NOMINATING/GOVERNANCE COMMITTEE CHARTER
                       EFFECTIVE AS OF SEPTEMBER 12, 2005


I.       MEMBERSHIP; STRUCTURE AND OPERATIONS

         The Nominating/Governance Committee (the "Committee") of the Board of Directors (the "Board") of LeCroy Corporation (the "Company") shall consist of three or more independent directors, none of whom shall be employees or officers of the Company or its subsidiaries, meeting the independence requirements of the Nasdaq rules and any other applicable laws, rules and regulations governing independence.

         The members of the Committee shall be appointed by the Board and shall serve until replaced by the Board.

         Unless a member of the Committee is designated as its chairperson by the Board, the Committee may designate one of its members as its chairperson.

         The Committee shall meet in person or telephonically at least once a year, and more frequently as deemed necessary by the Committee chairperson and/or the Committee.

II.      PURPOSES, DUTIES AND RESPONSIBILITIES

The Committee shall have the following purposes, duties and responsibilities:

1. Recommend to the Board any changes in the size or composition of the Board or any committee thereof.

2. With input from the Board, establish the criteria for Board membership, which shall reflect at a minimum all applicable laws, rules, regulations and listing standards, and take such criteria and such other factors as it deems appropriate, into consideration in recommending candidates. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board; however the Committee retains the right to modify these factors from time to time. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company's directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology; however the Committee retains the right to modify these qualities from time to time.

3. The Committee shall consider all candidates recommended by the Company's stockholders in accordance with the procedures set forth in the Company's annual proxy statement. The Committee may consider candidates proposed by management, but is not required to do so.

4. When an opening for a new director is deemed to exist, diligently seek to identify potential director candidates who will strengthen the Board. The Committee shall conduct all necessary and appropriate inquires into the background and qualifications of potential candidates.

5. Recommend to the Board the candidates for director to be proposed by the Board for election at each annual meeting of stockholders or, if applicable, at a special meeting of the stockholders, and to be added to the Board at any other time due to Board expansions, director resignations or retirements (including a recommendation as to the class of directors in which the candidate should serve in the case of an increase in the size of the Board).

6. Identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the criteria approved by the Board and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate.

7. Consider the performance of each director before recommending to the Board his or her nomination for an additional term as director.

8. Periodically assess the effectiveness of the Committee in meeting its responsibilities.

9.       Develop a CEO succession plan.

10. Develop and recommend to the Board a corporate governance policy and any changes thereto, setting forth the corporate governance guidelines applicable to the Company.

11. Monitor and make recommendations to the Board on other matters of Board policies and practices relating to corporate governance.

12. Report regularly to the Board on matters within the scope of the Committee, as well as any special problems that merit the attention of the Board.

13. Review and make recommendations to the Board regarding proposals of stockholders that relate to corporate governance, including stockholder proposals for director candidates.

14. Undertake from time to time additional activities within the scope of the Committee's charter, as it may deem appropriate, to ensure the effective functioning of the Board and high quality corporate governance practices.

15. Assist management in the preparation of the disclosure in the Company's annual proxy statement regarding the operation of the Committee.

16. Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.


III.     RESOURCES AND AUTHORITY OF THE COMMITTEE

         The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

APPENDIX B


                               LECROY CORPORATION
           AMENDED AND RESTATED 1998 NON-EMPLOYEE DIRECTOR STOCK PLAN


PART 1.  PLAN ADMINISTRATION AND ELIGIBILITY

I.       PURPOSE

     The purpose of this Amended and Restated 1998 Non-Employee Director Stock Plan (the "Plan") of LeCroy Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

II.      ADMINISTRATION

     The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

     The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

III.     PARTICIPATION IN THE PLAN

     Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates shall be eligible for grants of options or restricted stock awards under the Plan.

IV.      STOCK SUBJECT TO THE PLAN

     The maximum number of shares of the Company's $.01 par value Common Stock ("Common Stock") which may be issued under the Plan shall be Five Hundred Thousand (500,000), no more than One Hundred Thousand (100,000) of which may be in the form of shares of restricted stock. These limitations on the number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section X of the Plan.

     If any outstanding option under the Plan for any reason expires, terminates, or is cancelled without having been exercised in full, or if shares covered by any restricted stock award are forfeited (or repurchased at their original purchase price), the shares allocable to the unexercised portion of such option, or the shares covered by the restricted stock award which are forfeited or repurchased, shall again become available for grant pursuant to the Plan.

PART 2.  TERMS OF THE PLAN

V.       EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect on the date of adoption by the stockholders of the Company. The Plan shall terminate on October 27, 2010, unless earlier terminated by the Board of Directors or the Committee.

VI.     TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS AND ISSUING SHARES

     No options or restricted stock awards shall be granted after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options and restricted stock awards granted or the shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options, restricted stock awards and shares.

VII.     TERMS AND CONDITIONS

     1. Initial Award. Beginning with the adoption of the Plan or upon his or her initial election or appointment to the Board, each Non-Employee Director will receive, at the discretion of the Board, either an option grant of 15,000 shares of Common Stock, to vest ratably on a monthly basis over 36 months, or a restricted stock award of 10,000 shares of Common Stock, subject to such vesting and other conditions and restrictions as the Board may determine in its discretion.

     2. Subsequent Awards. Additionally, after a director's initial grant, each director will receive annually a restricted stock award of 5,000 shares of Common Stock, subject to such vesting and other conditions and restrictions as the Board may determine in its discretion.

     3. Price of Options and Restricted Stock Awards. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant and (ii) the exercise price of any option may not be reduced after the date of grant of such option. All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine.

     4. Exercise of Options. Options may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

     5. Period of Option. Options are exercisable to the extent vested while the optionee is serving as a director of the Company. After an optionee ceases to serve as a director, options are exercisable to the extent vested on the date of termination of services as a director until the earlier of the expiration date specified in the option and seven (7) years from the date upon which such option is granted.

     6. Exercise by Representative Following Death of Director. A Non-Employee Director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section VII.5. Any exercise by a representative shall be subject to the provisions of this Plan.

     7. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     8. Additional Award Terms. Grants of options and restricted stock awards under the Plan shall be pursuant to such instruments or agreements, containing such additional terms and conditions not inconsistent with the Plan as the Board may approve. In the case of shares the subject of restricted stock awards:

         (a) The shares may not be sold, transferred, or otherwise alienated or hypothecated until they become vested, unless the Committee determines otherwise and until vested will be held in escrow by the Company, each certificate representing shares will bear a legend making appropriate reference to the vesting and other restrictions imposed, and the Board may impose other conditions on the shares as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares; and

         (b) subject to the provisions of paragraph (a) above, the holder will have all rights of a shareholder with respect to the shares covered by a restricted stock award, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Board for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to vesting in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Board determines otherwise.

PART 3.  GENERAL PROVISIONS

VIII.    ASSIGNMENTS

     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

IX.      LIMITATION OF RIGHTS

     No Right to Continue as a Director. Neither the Plan, nor the issuance of shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     No Stockholders' Rights for Options or Awards. An optionee and a recipient of a restricted stock award shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him or her of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

X.       CHANGES IN PRESENT STOCK

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section IV) and kind of shares to be issued under the Plan, and any outstanding Stock Option, and the price of any Stock Option.

XI.      AMENDMENT OF THE PLAN

     The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the approval of the Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

XII.     DEFINITIONS

     "Fair Market Value" shall mean the last sales price for the Common Stock as reported on the NASDAQ National Market System on the date in question, or if no sales of such stock were made on that date, the last sales price of the Common Stock on the next preceding day on which sales were made.

XIII.    COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     It is the Company's intent that the Plan comply in all respects with Rule16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board or the Committee may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

XIV.     NOTICE

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV.      GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

APPENDIX C


                               LECROY CORPORATION
                            2003 STOCK INCENTIVE PLAN


1.       PURPOSES OF THE PLAN.

         The purposes of this 2003 Stock Incentive Plan (the "2003 Plan") of LeCroy Corporation (the "Company") are to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.       DEFINITIONS.

         (a) "Accelerate," "Accelerated," and "Acceleration," when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

         (b)      "Acquisition" means

                           (i) a merger or consolidation in which securities
                  possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

                           (ii) the sale, transfer, or other disposition of all
                  or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

         (c) "Beneficial Ownership" means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Committee" means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the "Committee" shall mean the Board acting in such capacity.

         (f) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                           (i) any person or related group of persons (other
                  than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

                           (ii) over a period of 36 consecutive months or less,
                  there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

         (g) "Common Stock" means the authorized common stock of the Company.

         (h) "Company" means LeCroy Corporation.

         (i) "Eligible Employee" means any person who is, at the time of the grant of an Option or Restricted Stock Award, an employee (including officers and employee directors) or consultant of the Company or any Subsidiary.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

         (k) "Fair Market Value" means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms'-length private transactions.

         (l) "Hostile Takeover" means a change in ownership of the Company effected through the following transactions:

                           (i) any person or related group of persons (other
                  than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, and

                           (ii) more than 50% of the securities so acquired in
                  such tender or exchange offer are accepted from holders other than the officers and directors of the Company who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

         (m) "Participant" means any Eligible Employee selected to receive an Option or Restricted Stock Award pursuant to Section 5.

         (n) "Restricted Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions of continuing employment or performance are met.

         (o) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" under Section 422A of the Internal Revenue Code and regulations thereunder.

         (p) "Option" means an Incentive Stock Option or a nonqualified stock option.

         (q) "Plan" means this Amended and Restated 1993 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

         (r) "Subsidiary" means any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) of the Company.

         (s) "Takeover Price" means, with respect to any Incentive Stock Option, the Fair Market Value per share of Common Stock on the date such Option is surrendered to the Company in connection with a Hostile Takeover, or in the case of a nonqualified Option, such Fair Market Value or, if greater, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Takeover.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan shall not exceed 1,560,167 shares. For this purpose, each share of Common Stock issued pursuant to a Restricted Stock Award and all awards other than Options granted after September 13, 2005 shall consume 1.7 shares of the total shares available for grant.

         (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

         (c) If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, cancelled or surrendered for any reason, such number of shares (at the ratio such shares were initially taken into account for limit purposes) will no longer be charged against the limitation provided in Section 3(a) and may again be made subject to Options or Restricted Stock Awards.

4.       ADMINISTRATION OF THE PLAN.

         (a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

         (b) The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, Options or Restricted Stock Awards may be granted and the number of shares subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Option or Restricted Stock Award instruments, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

         (c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Option or Restricted Stock Award under it.

5.       GRANTS.

         (a) The Committee shall determine and designate from time to time those Eligible Employees who are to be granted Options or Restricted Stock Awards, the type of each Option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each Restricted Stock Award. Each Option and Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

         (b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the time such Incentive Stock Option is granted, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the date of grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, (i) no person may in any year be granted Options or Restricted Stock Awards with respect to more than 300,000 shares of Common Stock, and (ii) no more than an aggregate of 1,560,167 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

6.       TERMS AND CONDITIONS OF STOCK OPTIONS.

         (a) The price at which Common Stock may be purchased by a Participant under an Option shall be determined by the Committee; provided, however, that, notwithstanding anything in the Plan to the contrary, unless approved by the holders of a majority of shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the purchase price of any Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Option, (ii) the purchase price of any Option may not be reduced after the date of grant of such Option, and (iii) the Company will not cancel an outstanding stock option and grant a replacement option with a lower exercise price.

         (b) Each Option shall be exercisable at such time or times, during such periods, and for such numbers of shares as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant (subject to Acceleration by the Committee, in its discretion). The Option shall expire no later than three months following termination of the optionee's employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the seventh anniversary of the date of grant.

         (c) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

         (d) Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this Section 6(d), shall to the extent of such excess be, nonqualified Options.

         (e) No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

         (f) Subject to the short-swing profit restrictions of the Federal securities laws, each Option granted to any officer of the Company may provide that upon the occurrence of a Hostile Takeover, such Option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution.

7.       TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

         (a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

                  (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire, unless the Committee determines otherwise.

                  (ii) The Committee shall provide in the agreement or instrument evidencing the grant of the Restricted Stock Awards that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

                  (iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

                  (iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         (b) The restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant, provided, however, that the restrictions on Restricted Stock Awards shall not fully lapse in less than three years from the date of grant, or not less than one year from the date of grant if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

         (c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a shareholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Committee determines otherwise.

8.       ADJUSTMENT PROVISIONS.

         (a) All of the share numbers set forth in the Plan reflect the capital structure of the Company at the time of the amendment and restatement of the Plan as of September 13, 2005. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger (including without limitation in connection with the reincorporation of the Company as a Delaware corporation), consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in
(i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

         (b) The Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards upon the occurrence of a Change in Control of the Company. Such Accelerated vesting may be conditioned on the subsequent termination of the affected optionee's employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option Term.

         (c) In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options held by employees that are assumed or replaced and do not otherwise Accelerate by reason of the Acquisition, and/or (ii) the subsequent termination of one or more of the Company's repurchase rights with respect to shares held by employees as Restricted Stock Awards that are assigned in connection with the Acquisition and do not otherwise terminate at that time, in the event that the employment of the respective grantees of such Options or Restricted Stock Awards should subsequently terminate following such Acquisition.

         (d) Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Option holder, in consummation of such Acquisition, had such holder exercised such Option immediately prior to such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, provided, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

         (e) Adjustments under this Section 8 will be made by the Committee in accordance with the terms of such sections, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9.       GENERAL PROVISIONS.

         (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of or as a consultant to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment or consulting relationship of any Participant at any time, with or without cause.

         (b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         (d) The Committee shall adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any nonqualified stock option, the Committee, in its discretion, may permit the Participant to satisfy, in whole or in part, any tax withholding obligation that may arise in connection with the exercise of the nonqualified stock option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

         (e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

         (f) The written agreements or instruments evidencing Restricted Stock Awards or Options granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation with respect to the Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option so canceled over the aggregate purchase price specified in the Option covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so canceled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

10.      AMENDMENT AND TERMINATION.

         (a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if an amendment or modification would change the eligibility requirements of the Plan, extend the term of the Plan, or increase the number of shares of Common Stock subject to grant as Options or Restricted Stock Awards under the Plan.

         (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Option or Restricted Stock Award held by such Participant as it deems advisable.

         (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

11.      EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

         The Plan shall become effective upon its adoption by the Board on September 13, 2005, subject to subsequent approval by the Company's stockholders. The Plan will terminate on October 29, 2013.

12.      QUALIFIED PERFORMANCE-BASED AWARDS.

         (a) Purpose. The purpose of this Section 12 is to provide the Committee the ability to qualify Options or Restricted Stock Awards as "performance-based compensation" under Section 162(m) of the Code. Special definitions apply for purposes of this Section 12 and are set forth at the end of this Section 12. If the Committee, in its discretion, decides to grant an Option or Award as a Qualified Performance-Based Award, the provisions of this Section 12 will control over any contrary provision contained in the Plan. In the course of granting any Option or Restricted Stock Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 12 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to "performance-based compensation."

         (b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as "outside directors" within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

         (b) Applicability. This Section 12 will apply only to Eligible Employees who are "covered employees" within the meaning of Section 162(m) of the Code and to persons who the Committee determines are reasonably likely to become covered employees within the meaning of Section 162(m) of the Code in the period covered by an award of Options or Restricted Stock Awards selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Options or Restricted Stock Awards to such persons that do not satisfy the requirements of this Section 12.

         (c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 6, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less than the Fair Market Value of the Stock on the date of grant. With regard to Restricted Stock Awards intended to qualify as Qualified Performance-Based Awards, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

         (d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

         (e) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 3 above.

         (f) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than "performance-based compensation" within the meaning of Section 162(m) of the Code. In the case of a Qualified Performance-Based Award which is a Restricted Stock Award, no additional vesting or pro ration of the Award shall be allowed on a Change of Control, except to the extent allowed by Section 162(m) of the Code.

         (g) Definitions. As used in this Section 12:

                  (i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, order growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, return on sales, Stock price growth, stockholder returns, gross or net profit margin, operating earnings, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of Stock, and market share, or any of the foregoing before the effect of acquisitions, accounting changes, restructuring and special charges (determined according to criteria established by the Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

                  (ii) Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual.

                  (iii) Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to, and the payment of, a Qualified Performance-Based Award.

                  (iv) Qualified Performance-Based Awards means awards of Options or Restricted Stock Awards under this Plan intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

                       [Letterhead of LeCroy Corporation]

                                           , 20
                               ------------    --
[Name of officer]

---------------------------

---------------------------


         Re:     Letter Agreement -- Treatment of Options after Hostile Takeover


Dear             :
     ------------

         This is to confirm the agreement of LeCroy Corporation (the "Company") and you with respect to all stock options previously granted to you under the Company's 2003 Stock Incentive Plan (the "Plan"). Capitalized terms used and not otherwise defined in this Letter Agreement have the respective meanings ascribed to them in the Plan.

         We hereby agree as follows: Subject to the short-swing profit restrictions of the Federal securities laws, upon the occurrence of a Hostile Takeover, [if you are then an officer of the Company,] each Option granted to you under the Plan prior to the date of this Letter Agreement, and which at the time of such Hostile Takeover has been outstanding for at least six months, will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover.

         Please confirm your agreement to the foregoing by countersigning both of the enclosed copies of this Letter Agreement and returning one of them to the undersigned. This Letter Agreement will then constitute an agreement under seal governed by the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

                                        Very truly yours,

                                        LECROY CORPORATION



                                        By
                                           ------------------------------
                                        Name:
                                        Title:


ACCEPTED AND AGREED TO:



---------------------------------------
            (signature)

                       [Letterhead of LeCroy Corporation]

                                           , 20
                               ------------    --
[Name of officer]

---------------------------

---------------------------



        Re:      Letter Agreement -- Treatment of Options after Hostile Takeover


Dear             :
     ------------
         This is to confirm the agreement of LeCroy Corporation (the "Company") and you with respect to certain options previously granted to you under the Company's 2003 Stock Incentive Plan (the "Plan"), as specified in the attached
Schedule 1 (the "Options"). Capitalized terms used and not otherwise defined in this Letter Agreement have the respective meanings ascribed to them in the Plan.

         We hereby agree as follows: Subject to the short-swing profit restrictions of the Federal securities laws, upon the occurrence of a Hostile Takeover, [if you are then an officer of the Company,] each of the Options that has then been outstanding for at least six months will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover.

         Please confirm your agreement to the foregoing by countersigning both of the enclosed copies of this Letter Agreement and returning one of them to the undersigned. This Letter Agreement will then constitute an agreement under seal governed by the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

                                        Very truly yours,

                                        LECROY CORPORATION




                                        By
                                          -----------------------------
                                        Name:
                                        Title:


ACCEPTED AND AGREED TO:



----------------------------------------
            (signature)

APPENDIX D


                               LECROY CORPORATION
             AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN


           1. DEFINITIONS. As used in this Amended and Restated 1995 Employee Stock Purchase Plan (the "Plan") of LeCroy Corporation, the following terms have the respective meanings ascribed to them below:

           (a) Base Compensation means annual or annualized based compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, and other fringe benefits.

           (b) Beneficiary means, with respect to any Participating Employee, the person designated as beneficiary on such Participating Employee's Membership Agreement or other form provided by the Company for such purpose, or if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

           (c) Board means the board of directors of the Company, except that if and for so long as the board of directors of the Company has delegated its authority with respect to the Plan to the Committee pursuant to Section 4, then all references in this Plan to the Board will be deemed to refer to the Committee acting in such capacity.

           (d) Code means the Internal Revenue Code of 1986, as amended

           (e) Company means LeCroy Corporation.

           (f) Committee means the Compensation Committee of the Board.

           (g) Effective Date means the effective date of the Company's first registration statement to become effective in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

           (h) Eligible Employee means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Offering Commencement Date.

           (i) Employer means, as to any particular Offering Period, the Company and any Related Corporation that is designated by the Board as a corporation whose Eligible Employees are to receive Options as of that Period's Offering Commencement Date.

           (j) Market Value means, as of the Offering Commencement Date of the first Offering Period under this Plan, the initial public offering price at which shares of Stock are offered to the public, as specified in the Company's registration statement referred to above, and as of any other particular date,
(i) if the Stock is listed on a national securities exchange, the closing price of the Stock on such exchange on such date, (ii) if the Stock is not listed on a national securities exchange but is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the last sale price of the Stock so quoted on such date, and (iii) if the Stock is not listed on a national securities exchange or quoted through the NASDAQ National Market System or any successor thereto, but is quoted through NASDAQ other than through the National Market System, or is otherwise publicly traded, the average of the closing bid and asked prices of the Stock so quoted or otherwise reported on such date.

           (k) Membership Agreement means an agreement whereby a Participating Employee authorizes an Employer to withhold payroll deductions from his or her Base Compensation.

           (I) Offering Commencement Date means the first business day of an Offering Period on which Options are granted to Eligible Employees.

           (m) Offering Period means (i) in the case of the initial Offering Period hereunder, the period running from the Effective Date to April 30, 1996, and (ii) in the case of each subsequent Offering Period, a semi-annual period running from May 1 to the next following October 31 or from November 1 to the next following April 30 during which options will be offered under the Plan pursuant to a determination by the Board.

           (n) Offering Termination Date means the last business day of an Offering Period, on which Options must, if ever, be exercised.

           (o) Option means an option to purchase shares of Stock granted under the Plan.

           (p) Option Shares means shares of Stock purchasable under an option

           (q) Participating Employee means an Eligible Employee to whom an Option is granted.

           (r) Plan means this Amended and Restated 1995 Employee Stock Purchase Plan of the Company, as amended from time to time.

           (s) Related Corporation means any corporation that is or during the term of the Plan becomes a parent corporation of the Company, as defined in
Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

           (t) Stock means the common stock, $0.01 par value per share, of the Company.

           2. PURPOSE OF THE PLAN. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

           3. TERM OF THE PLAN. The Plan will become effective on the Effective Date. No Option may be granted under the Plan after November 30, 2011.

           4. ADMINISTRATION OF THE PLAN. The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan. The Plan will be administered by the Board. The Board will determine which semi-annual periods will be Offering Periods in accordance with Section 8, and which (if any) Related Corporations will be Employers as to each Offering Period. The Board will have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations of the Board under the Plan will be final and binding as to all persons having or claiming any interest in or arising out of the Plan, including the Company, its stockholders, and any and all Participating Employees. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter until such delegation is revoked by the Board all powers under the Plan delegated to the Committee will be exercised by the Committee.

           5. TERMINATION AND AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan or change the description of employees or classes of employees eligible to receive Options. Without limiting the generality of the foregoing, but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods and to make all required conforming changes to the Plan. No termination or amendment of the Plan may adversely affect the rights of a Participating Employee with respect to any Option held by the Participating Employee prior to such termination or amendment.

           6. SHARES OF STOCK SUBJECT TO THE PLAN. No more than an aggregate of 1,060,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan (subject to automatic proportionate adjustment in the event of any other stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Common Stock and occurring after September 16, 2003). Shares to be delivered upon exercise of Options may be either shares of Stock that are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will become available for other Options granted under the Plan. At all times during which Options are outstanding, the Company will reserve and keep available sufficient shares of Stock to cover the exercise in full of such Options, and will pay all fees and expenses incurred by the Company in connection therewith.

           7. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Each employee of an Employer will be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

           (a) The employee is customarily employed by an Employer for more than twenty hours per week and for more than five months per calendar year.

           (b) The employee will not, after grant of the Option, own Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code will apply in determining the Stock ownership of the employee, and Stock that the employee may purchase under outstanding options will be treated as Stock owned by the employee.

           (c) Upon grant of the Option, the employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate exceeding $25,000 of Market Value of Stock (determined as of the grant date) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase Stock will be determined in accordance with Section 423(b)(8) of the Code.

           8. OFFERING COMMENCEMENT DATES. Options will be granted on the first business day of the period running from the Effective Date to April 30, 1996, and of each semi-annual period running from May 1 to the next following October 31 or from November 1 to the next following April 30 that is designated by the Board as an Offering Period. Following the initial Offering Period under the Plan (i.e., the period running from the Effective Date to April 30, 1996), all Succeeding semi-annual periods described above will be deemed Offering Periods without need of further Board action unless and until contrary action will have been taken by the Board prior to the beginning of what would otherwise be an Offering Period.

           9. TERMS AND CONDITIONS OF OPTIONS.

           9.1 GENERAL. All Options granted on a particular Offering Commencement Date will comply with the terms and conditions set forth in Sections 9.2 through 9.11. Subject to Sections 7(c) and 9.9, each Option granted on a particular Offering Commencement Date will entitle the Participating Employee to purchase that number of shares of Stock equal to the result of $12,500 (or such lesser amount as is selected by the Board, prior to the applicable Offering Commencement Date, and applied uniformly during the Offering Period then beginning) divided by the Market Value of one such share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

           9.2 PURCHASE PRICE. The purchase price of each Option Share will be 85% of the lesser of (a) the Market Value of a share of Stock as of the Offering Commencement Date or (b) the Market Value of a share of Stock as of the Offering Termination Date.

           9.3    RESTRICTIONS ON TRANSFER.

           (a) Options may not be transferred otherwise than by will or pursuant to applicable laws of descent and distribution. During the lifetime of a Participating Employee, such Participating Employee's Options may not be exercised by anyone other than such Participating Employee.

           (b) The Optionee will agree in the Membership Agreement to notify the Company of any transfer of Option Shares within two years of the Offering Commencement Date for such Option Shares. The Company will have the right to place a legend on all stock certificates representing Option Shares instructing the transfer agent to notify the Company of any transfer of such Option Shares. The Company will also have the right to place a legend on all stock certificates representing Option Shares setting forth or referring to the restriction on transferability of such Option Shares.

           9.4 EXPIRATION. Each Option will expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Sections 9.5 or 9.6.

           9.5 TERMINATION OF EMPLOYMENT OF OPTIONEE. If a Participating Employee ceases for any reason (other than death) to be continuously employed by an Employer, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option will immediately expire, and the Participating Employee's accumulated payroll deductions will be returned by the Company. For purposes of this Section 9.5, a Participating Employee will be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose that does not exceed the longer of ninety days or the period during which the Participating Employee's reemployment rights are guaranteed by statute (including without limitation the Veterans Reemployment Rights Act or similar statue relating to military service) or by contract. If the Participating Employee does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the ninety-first day of such leave of absence (or such longer period guaranteed by statute or by contract as provided above).

           9.6 DEATH OF OPTIONEE. If a Participating Employee dies, his or her Beneficiary will be entitled to withdraw the Participating Employee's accumulated payroll deductions, or to purchase shares on the Offering Termination Date to the extent that the Participating Employee would be so entitled had he or she continued to be employed by an Employer. The number of shares purchasable will be limited by the amount of the Participating Employee's accumulated payroll deductions as of the date of his or her death. Accumulated payroll deductions will be applied by the Company toward the purchase of shares only if the Participating Employee's Beneficiary submits to the Employer not later than the Offering Termination Date a written request that the deductions be so applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares will be delivered by the Company to the Beneficiary within a reasonable time after the Offering Termination Date.

           9.7 CAPITAL CHANGES AFFECTING THE STOCK. In the event that, between the Offering Commencement Date and the Offering Termination Date with respect to an Option, a stock dividend is paid or becomes payable in respect of the Stock, or there occurs a split-up or contraction in the number of shares of Stock, the number of shares of Stock for which the Option may thereafter be exercised and the price to be paid for each such share will both be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participating Employee will be entitled on the Offering Termination Date to receive shares of Stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock that would result in a par value exceeding the exercise price under an outstanding Option, the Company will notify the affected Participating Employee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Participating Employee will have the right to exercise his or her Option prior to such recapitalization; if the Participating Employee fails to exercise the Option prior to recapitalization, the exercise price under the Option will be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option will terminate, but the Participating Employee will have the right to exercise his or her Option prior to such dissolution or liquidation.

           9.8 PAYROLL DEDUCTIONS. A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company at least 15 days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which will be a full integer between one and ten, inclusive) of his or her Base Compensation that is to be withheld each pay period (not to exceed an aggregate of $12,500 in any Offering Period). No Participating Employee will be permitted to change the percentage of Base Compensation withheld during an Offering Period. However, not more than once per Offering Period the Participating Employee may cancel his or her Agreement, and withdraw all (but not less than all) of his or her accumulated payroll deductions, by submitting a written request therefore to the Company not later than the close of business on the Offering Termination Date. The percentage of Base Compensation withheld may be changed from one Offering Period to another.

           9.9 EXERCISE OF OPTIONS. On the Offering Termination Date the Participating Employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

           (a) If the total number of shares that all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares that may be purchased under the Plan pursuant to Section 6, the number of shares that each Optionee is permitted to purchase will be decreased pro rata based on the Participating Employee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

           (b) If the number of shares purchasable includes a fraction, such number will be adjusted to the next smaller whole number and the purchase price will be adjusted accordingly. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date will be automatically applied by the Company toward the purchase of Option Shares, or to the extent in excess of the aggregate purchase price of the shares then purchasable by the Participating Employee, refunded to the Participating Employee, except that where such excess is less than the purchase price for a single share of Stock on the Offering Termination Date, such excess will not be refunded but instead will be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Participating Employee during such Offering Period in accordance with the terms of the Plan).

           9.10 DELIVERY OF STOCK. Except as provided below, within a reasonable time after the Offering Termination Date, the Company will deliver or cause to be delivered to the Participating Employee a certificate or certificates for the number of shares purchased by the Participating Employee. A stock certificate representing the number of Shares purchased will be issued in the participant's name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises will require that the Company or the Participating Employee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares will be postponed until the necessary action will have been completed, which action will be taken by the Company at its own expense, without unreasonable delay: The Optionee will have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

           9.11 RETURN OF ACCUMULATED PAYROLL DEDUCTIONS. In the event that the Participating Employee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, or death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount will be returned by the Company to the Participating Employee or the Beneficiary, as the case may be, not later than within a reasonable time following the Offering Termination Date applicable to the Option Period in which such deductions were taken. Accumulated payroll deductions held by the Company will not bear interest nor will the Company be obligated to segregate the same from any of its other assets.

APPENDIX E


                               LECROY CORPORATION
                            EXECUTIVE INCENTIVE PLAN

1.       PURPOSES OF THE PLAN.

         The purpose of the LeCroy Corporation Executive Incentive Plan (the "Plan") is to provide annual incentive compensation payments ("Awards") to senior executives that are directly tied to the attainment of business objectives of LeCroy Corporation (the "Company") and that may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

2.       ELIGIBILITY.

         The Chief Executive Officer of the Company and each other senior executive of the Company who is determined by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") to be likely to deemed to be a "covered employee" under Section 162(m) of the Code for a fiscal year of the Company shall be eligible to participate in the Plan for such fiscal year (the "Participants").

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee, or if the Committee does not consist exclusively of individuals each of whom is an "outside director" within the meaning of Section 162(m) of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

         The Committee shall have the authority: (1) to select the Participants in the Plan for each fiscal year; (2) to establish and administer the performance goals and the amount of the Award for each Participant for each fiscal year; (3) to certify whether the performance goals for each Participant for each fiscal year have been satisfied; (4) to construe, interpret, and implement the Plan; (5) to prescribe, amend, and rescind rules and regulations relating to the Plan and the administration of the Plan; (6) to make all determinations necessary or advisable in administering the Plan; and (7) to reduce the amount payable under any Award granted under the Plan if, in the judgment of the Committee, such reduction is in the best interests of the Company and its stockholders.

         All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.       AWARDS.

         No later than 90 days after the commencement of each fiscal year, the Committee shall designate the Participants for such fiscal year, shall establish, in writing, the performance goals for each Participant and the method of calculating the amount of the Award that will be payable under the Plan to each Participant if the performance goals established by the Committee for the Participant are attained, in whole or in part. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the Award that would be payable to the Participant upon attainment of the goals.

         The performance goals for each Participant shall be based on and limited to one or more of the following business criteria: pre- or after-tax net earnings, sales growth, order growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, return on sales, stock price growth, stockholder returns, gross or net profit margin, operating earnings, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of Stock, and market share, or any of the foregoing before the effect of acquisitions, accounting changes, restructuring and special charges (determined according to criteria established by the Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such business criteria may, in the discretion of the Committee, be applied to the Participant, the Company as a whole, or any designated subsidiary or business unit of the Company or a subsidiary thereof.

5.       PAYMENT OF AWARDS.

         As soon as practicable after the Committee's certification of a Participant's attainment of the performance goals established by the Committee for such Participant, the Company shall pay to the Participant the amount of the Award earned by the Participant. Payment may be made in cash, or in shares of common stock of the Company ("Common Stock"). Shares of Common Stock granted to a Participant in payment of an Award may be subject to such restrictions as determined by the Committee in its discretion. The date on which a cash payment is made to the Participant in the case of an Award paid in cash, or the date on which shares of Common Stock are granted to the Participant in the case of an Award paid in shares of Common Stock, is hereinafter referred to as the "Payment Date". To the extent the payment of an Award in shares of Common Stock would require stockholder approval under the rules of the principal national securities exchange on which the Common Stock is traded or listed, such payment shall be made pursuant to an equity compensation plan of the Company, other than the Plan, under which such payment can be made without further approval by the Company's stockholders.

         The maximum amount that may be paid as an Award under the Plan to any Participant for any fiscal year is Seven Hundred Fifty Thousand Dollars ($750,000). For this purpose, the amount of an Award that is paid in shares of Common Stock shall be valued without reduction for any restrictions to which such shares of Common Stock may be subject and shall be based on the last reported sale price regular way on the Payment Date, or if no such reported sale takes place on the Payment Date, the average of the last reported bid and ask prices regular way on the Payment Date, in either case on the principal national securities exchange on which the Common Stock is traded or listed. If on the Payment Date the principal national securities exchange on which the Common Stock is traded or listed is closed, the value of the shares of Common Stock shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and asked prices are available. An Award shall be paid under this Plan to a Participant for any fiscal year solely on account of the attainment of the performance goals established by the Committee with respect to such Participant for such fiscal year. An Award to a Participant shall, except as otherwise provided herein, also be contingent upon the Participant's continued employment by the Company or a subsidiary of the Company on the Payment Date.

6.       OFFSETS OF BENEFITS.

         The Company shall have the right to withhold from Award payments any amounts that a Participant owes to the Company. The Company also shall have the right to use any Award to offset any incentive compensation payments required to be provided to an employee pursuant to the terms of that employee's employment agreement.

7.       TERMINATION OF EMPLOYMENT.

         If a Participant's employment with the Company terminates prior to the Payment Date for an Award, then the Participant shall not be entitled to any payment with respect to the Award, unless otherwise provided by the terms of the Participant's employment agreement, or otherwise determined by the Committee, in its sole discretion.

         If any payee is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

8.       EFFECTIVE DATE.

         Payment of any Award under this amended and restated Plan shall be contingent upon stockholder approval of this Plan pursuant to Section 162(m) of the Code. All Awards under this Plan shall be null and void if this Plan is not approved by such stockholders.

         After stockholder approval of this Plan has been obtained at the 2005 annual meeting of stockholders, the material terms of the performance goals shall be disclosed to and reapproved by the stockholders no later than the first stockholder meeting in 2010.

9.       COMMITTEE CERTIFICATION.

         Prior to the payment of any Award to a Participant, the Committee will certify in writing that the applicable performance goals were in fact satisfied.

10.      AMENDMENT OR TERMINATION OF THE PLAN.

         The Board may from time to time alter, amend, suspend, or discontinue the Plan. However, no such amendment or modification shall adversely affect any Participant's rights with regard to outstanding, previously certified Awards.

11.      ASSIGNABILITY.

         No Awards granted under the Plan shall be pledged, assigned, or transferred by any Participant except by a will or by the laws of descent and distribution. Any estate of any Participant receiving any Award under the Plan shall be subject to the terms and conditions of the Plan.

12.      TAX WITHHOLDING.

         Award payments made to Participants shall be made net of any amounts necessary to satisfy federal, state and local withholding tax requirements, where required by law.

13.      NO CONTRACT OF EMPLOYMENT.

         Neither the action of the Company in establishing this Plan, nor any provisions hereof, nor any action taken by the Company, the Committee or the Board pursuant to the Plan and its provisions, shall be construed as giving to any employee or Participant the right to be retained in the employ of the Company.

14.      MISCELLANEOUS.

         Any expenses and liabilities incurred by the Board, the Committee or the Company in administering the Plan shall be paid by the Company. Amounts paid to a Participant with respect to Awards under the Plan shall have no effect on the level of benefits provided to or received by such Participant, or the Participant's estate or beneficiaries, as a part of any other employee benefit plan or similar arrangement provided by the Company, except as provided under the terms of such other employee benefit plan or similar arrangement. The Plan and all actions taken under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

                                  DETACH HERE                            ZLCR52

                                     PROXY
                               LECROY CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of LeCroy Corporation hereby appoints each of Scott D. Kantor, Sean B. O'Connor and Roger D. Feldman, as the undersigned's attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, October 26, 2005, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE GIVEN, THE PROXIES WILL VOTE (1) "FOR" THE ELECTION OF ALL LISTED NOMINEES AS LISTED ON THE REVERSE SIDE OF THIS CARD, (2) "FOR" THE APPROVAL OF AMENDMENTS TO LECROY CORPORATION'S 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN; (3) "FOR" THE APPROVAL OF AMENDMENTS TO LECROY CORPORATION'S 2003 STOCK INCENTIVE PLAN; (4) "FOR" THE APPROVAL OF AMENDMENTS TO LECROY CORPORATION'S AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHSASE PLAN; (5) "FOR" THE APPROVAL OF LECROY CORPORATION'S EXECUTIVE INCENTIVE PLAN; AND (6) IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MAEK, SIGN AND DATE ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOR PROXY BY TELEPHONE OR THE INTERNET.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                                SIDE

LECROY CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet
Log on to the Internet and go to
http://www.eproxyvote.com/lcry
Go to http://www.eproxyvote.com/lcry by midnight
(Eastern Time) October 25, 2005.


or

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)
Call 1-877-PRX-VOTE by midnight (Eastern Time)
October 25, 2005.

  If you vote over the Internet or by telephone, please do not mail your card.


           DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.     ZLCR51

/x/Please mark votes as in this example.                                 #LCR


The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

1. To elect Directors for a term expiring in 2008
   (as set forth in the Proxy Statement).

Nominees: (01) Charles A. Dickinson and (02) Norman R. Robertson

For all Nominees          Withheld from all Nominees
    /  /                          /  /

------------------------------------------------
/  / For all nominee(s) except as written above

2. To approve amendments to LeCroy Corporation's 1998 Non-Employee Director Stock Option Plan (as set forth in the Proxy Statement).

3. To approve amendments to LeCroy Corporation's 2003 Stock Incentive Plan (as set forth in the Proxy Statement).

4. To approve amendments to LeCroy Corporation's Amended and Restated 1995 Employee Stock Purchase Plan (as set forth in the Proxy Statement).

5. To approve LeCroy Corporation's Executive Incentive Plan (as set forth in the Proxy Statement).

TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX AND NOTE YOUR NEW ADDRESS
   ON THE LEFT

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING

If you wish to submit your proxy by telephone or internet, see instructions above.

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee, or Guardian, etc., please add your full title. This proxy votes all shares held in all capacities.

Detach and return in the enclosed envelope.

Signature___________ Date__________Signature________________ Date______________